EXECUTION VERSION

CREDIT AGREEMENT
dated as of
March 22, 2012
among
YUM! BRANDS, INC.,
The Subsidiaries of Yum! Brands, Inc. Party Hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
________________________________________________
CITIBANK, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

J.P. MORGAN SECURITIES LLC,
CITIGROUP GLOBAL MARKETS INC.
and
WELLS FARGO SECURITIES, LLC,
as Lead Arrangers and Bookrunners
HSBC BANK USA, NATIONAL ASSOCIATION,
US BANK, NATIONAL ASSOCIATION
and
FIFTH THIRD BANK,
as Documentation Agents

[CS&M Ref. No. 6702-033]

TABLE OF CONTENTS
Page
ARTICLE I

Definitions

ARTICLE II

The Credits

ARTICLE III
Representations and Warranties

ARTICLE IV

Conditions

SECTION 4.01. Effective Date	78
SECTION 4.02. Each Credit Event	80
SECTION 4.03. Borrowings by Subsidiary Borrowers; Letters of Credit for Subsidiary Borrowers	80
ARTICLE V

Affirmative Covenants

ARTICLE VI

Negative Covenants
ARTICLE VII

Events of Default

SECTION 7.01. Events of Default	89
SECTION 7.02. Exclusion of Immaterial Subsidiaries	91
ARTICLE VIII

The Administrative Agent
ARTICLE IX

Collection Allocation Mechanism	95

ARTICLE X

Miscellaneous
SCHEDULES:
Schedule A     --     Guarantors
Schedule 2.01 --     Commitments
Schedule 2.06 --     Existing Letters of Credit
Schedule 2.15 --     Mandatory Cost
Schedule 3.06 --     Disclosed Matters
Schedule 3.11 --     Disclosure
Schedule 6.01 --     Existing Indebtedness
Schedule 6.02 --     Existing Liens

EXHIBITS:
Exhibit A     --     Form of Assignment and Assumption Agreement
Exhibit B     --     Form of Guarantee Agreement
Exhibit C     --     Form of Election to Participate
Exhibit D     --     Form of Election to Terminate
Exhibit E    --    Form of Borrowing Request
Exhibit F    --    Form of Competitive Bid Request

CREDIT AGREEMENT dated as of March 22, 2012, among YUM! BRANDS, INC., the Subsidiaries of Yum! Brands, Inc. party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto hereby agree as follows:
ARTICLE I
Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Business” means any Person, property, business or asset acquired (or, as applicable, proposed to be acquired) by the Company or a Subsidiary pursuant to a Permitted Acquisition.
“Act” has the meaning assigned to such term in Section 10.15.
“Adjusted EBITDA” means, for any period, the Consolidated EBITDA of the Company for such period, adjusted (a) to include (to the extent not otherwise included) the Consolidated EBITDA of any Acquired Business acquired during such period (and, solely for purposes of determining whether a proposed acquisition is a Permitted Acquisition pursuant to clause (d) of the definition of the term “Permitted Acquisition”, any Acquired Business that, at the time of calculation of Adjusted EBITDA for such purpose, has been acquired subsequent to the end of such period and prior to such time as well as that proposed to be acquired) pursuant to a Permitted Acquisition and not subsequently sold, transferred or otherwise disposed of during such period (or, solely for purposes of determining whether a proposed acquisition is a Permitted Acquisition, subsequent to the end of such period and prior to such time), based on the actual Consolidated EBITDA of such Acquired Business for such period (including the portion thereof attributable to such period prior to the date of acquisition of such Acquired Business) and (b) to exclude the Consolidated EBITDA of any Sold Business sold, transferred or otherwise disposed of during such period (and, solely for purposes of determining whether a proposed acquisition is a Permitted Acquisition pursuant to clause (d) of the definition of the term “Permitted Acquisition”, any Sold Business that, at the time of calculation of Adjusted EBITDA for such purpose, has been sold, transferred or otherwise disposed of subsequent to the end of such period and prior to such time), based on the actual Consolidated EBITDA of such Sold Business for such period (including the portion thereof attributable to such period prior to the date of sale, transfer or disposition of such Sold Business). For purposes of calculating Adjusted EBITDA for any period, the portion of the Consolidated EBITDA of any Acquired Business that is to be included in Adjusted EBITDA for such period that is attributable to the period prior to the date of acquisition of such Acquired Business shall be determined as though all net income of such Acquired Business for such period was distributed to the holders of the Equity Interests of such Acquired Business ratably.
“Adjusted EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) the EURIBO Rate for such Interest Period and (b) the Mandatory Cost.
“Adjusted LIBO Rate” means (a) with respect to any LIBOR Borrowing denominated in U.S. Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for U.S. Dollars for such Interest Period and (b) with respect to any LIBOR Borrowing denominated in Sterling or any Designated Committed Alternative Currency for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (x) the LIBO Rate for such currency and such Interest Period plus (y) the Mandatory Cost.
“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMCB through which JPMCB shall perform any of its obligations in such capacity hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate that would be applicable to a LIBOR Revolving Loan with an interest period of one month commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day for deposits in U.S. Dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted

LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Alternative Currency” means any currency other than U.S. Dollars which is freely transferable and convertible into U.S. Dollars.
“Alternative Currency Borrowing” means a Borrowing comprised of Alternative Currency Loans.
“Alternative Currency Equivalent” means, with respect to an amount in U.S. Dollars on any date in relation to a specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of U.S. Dollars at the Exchange Rate with respect to such Alternative Currency on such date.
“Alternative Currency Loan” means any Loan denominated in an Alternative Currency.
“Applicable Percentage” means, with respect to any Lender of any Class, the percentage of the total Commitments of such Class represented by such Lender’s Commitment of such Class; provided that in the case of Section 2.23 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of total Commitments of any Class (disregarding any Defaulting Lender’s Commitment with respect to such Class) represented by such Lender’s Commitment of such Class. If the Commitments of any Class have terminated or expired, the Applicable Percentages for such Class shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, with respect to any facility fees payable hereunder, LIBOR Revolving Loan, EURIBOR Revolving Loan or ABR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Facility Fee Rate”, “LIBOR/EURIBOR Spread” or “ABR Spread”, as the case may be, as determined in the manner set forth below based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt.

Category	Index Debt Ratings	Facility Fee Rate (basis points)	LIBOR /EURIBOR Spread (basis points)	ABR Spread (basis points)
1	A3 / A-	10.0	90.0	0.0
2	Baa1 / BBB+	12.5	100.0	0.0
3	Baa2 / BBB	17.5	107.5	7.5
4	Baa3 / BBB-	22.5	127.5	27.5
5	≤ Ba1 / BB+	25.0	150.0	50.0

For purposes of the foregoing, (i) if neither Moody’s nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then the Applicable Rate shall be as set forth in Category 5; (ii) if Moody’s or S&P (but not both) shall have in effect a rating for the Index Debt, then the Applicable Rate shall be based on the rating of the Index Debt by the applicable rating agency; (iii) if both Moody’s and S&P have in effect ratings for the Index Debt and the ratings established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the Category numerically lower (i.e., more favorable to the Borrowers) of the two ratings unless one of the two ratings is two or more Categories numerically lower (i.e., more favorable to the Borrowers) than the other, in which case the Applicable Rate shall be determined by reference to the Category one numerically higher (i.e., less favorable to the Borrowers) than the Category numerically lower (i.e., more favorable to the Borrowers) of the two ratings; and (iv) if the ratings established by Moody’s or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P) (or if either such rating agency that has not been rating the Index Debt establishes a rating therefor), such change (or new rating) shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change (or new rating) shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change (or new rating) in the Applicable Rate shall apply during the period commencing on the effective date of such change (or new rating) and ending on the date immediately preceding the effective date of the next such change (or new rating). If Moody’s or S&P is rating the Index Debt and its rating system shall change, or if only one such rating agency is rating the Index Debt and it shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Approved Fund” has the meaning assigned to such term in Section 10.04.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Augmenting Lender” has the meaning set forth in Section 2.21(a).
“Availability Period” means, in respect of any Class of Commitments, the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments of such Class.
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of (a) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or (b) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed; provided, however, that in any such case, where such ownership interest or action does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowers” means the Company and the Subsidiary Borrowers.
“Borrowing” means (a) Revolving Loans made to the same Borrower and of the same Class, Type and currency, made, converted or continued on the same date and, in the case of LIBOR Loans or EURIBOR Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans made to the same Borrower and of the same Type and currency made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in U.S. Dollars, US$10,000,000, (b) in the case of a Borrowing denominated in Sterling, £3,500,000, (c) in the case of a Borrowing denominated in Euros, €5,000,000 and (d) in the case of a Borrowing denominated in any Designated Committed Alternative Currency, the smallest amount of such currency that is an integral multiple of 1,000,000 units of such currency and that has a U.S. Dollar Equivalent in excess of US$10,000,000.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in U.S. Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Sterling, £1,000,000, (c) in the case of a Borrowing denominated in Euros, €1,000,000 and (d) in the case of a Borrowing denominated in any Designated Committed Alternative Currency, 1,000,000 units of such currency.
“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan in any currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market and (b) when used in connection with any EURIBOR Loan, the term “Business Day” shall also exclude any day on which TARGET is not open for the settlement of payments in Euro.
“CAM” means the mechanism for the allocation and exchange of interests in the Tranches and the collections thereunder established under Article IX.
“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article IX.
“CAM Exchange Date” means the date on which any event referred to in clause (i) or (j) of Section 7.01 shall occur with respect to the Company.
“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of the U.S. Dollar Equivalents (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange and (b) the denominator shall be the sum of the U.S. Dollar Equivalents (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange.
“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its Included Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP (except for the exclusion of Excluded Subsidiaries) and (b) Capital Lease Obligations incurred by the Company and its Included Subsidiaries during such period; provided that consideration paid for Permitted Acquisitions shall not be construed to constitute Capital Expenditures.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.
“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or such Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date that would be complied with by similarly situated banks acting reasonably; provided, however, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Change in Tax Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.
“Class” means, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Revolving Loans, Tranche B Revolving Loans, Competitive Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Tranche A Commitment or a Tranche B Commitment, (c) any Competitive Loan, refers to whether such Competitive Loan is a Tranche A Competitive Loan or Tranche B Competitive Loan, (d) any Swingline Loan, refers to whether such Swingline Loan is a Tranche A Swingline Loan or Tranche B Swingline Loan and (e) any Letter of Credit, refers to whether such Letter of Credit is a Tranche A Letter of Credit or Tranche B Letter of Credit.
“CLO” has the meaning assigned to such term in Section 10.04.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committed Alternative Currencies” means Euro and Sterling.
“Commitments” means the Tranche A Commitments or the Tranche B Commitments (or both), as the context requires. The aggregate amount of the Commitments as of the Effective Date is US$1,300,000,000.

“Commitment Increase” has the meaning set forth in Section 2.21(b).
“Company” means Yum! Brands, Inc., a North Carolina corporation.
“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.
“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.
“Competitive Bid Request” means a request by a Borrower for Competitive Bids in accordance with Section 2.04.
“Competitive Loan” means a Tranche A Competitive Loan or a Tranche B Competitive Loan.
“Consenting Lender” has the meaning set forth in Section 2.10(d).
“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income of such Person for such period, plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense of such Person for such period, (b) the aggregate amount of income tax expense of such Person for such period, (c) all amounts attributable to depreciation and amortization of such Person for such period, (d) all non-cash charges and non-cash losses of such Person during such period and (e) all losses from the sale of assets outside the ordinary course of business of such Person during such period and minus, without duplication and to the extent added to revenues in determining such Consolidated Net Income for such period, all gains from the sale of assets outside the ordinary course of business of such Person during such period, all as determined on a consolidated basis with respect to such Person and its subsidiaries in accordance with GAAP (except, in the case of the Company, for the exclusion of Excluded Subsidiaries). Unless the context otherwise requires, references to “Consolidated EBITDA” are to Consolidated EBITDA of the Company and the Included Subsidiaries.
“Consolidated EBITDAR” means, for any Person for any period, the sum of Consolidated EBITDA of such Person for such period and Rental Expense of such Person for such period. Unless the context otherwise requires, references to “Consolidated EBITDAR” are to Consolidated EBITDAR of the Company and the Included Subsidiaries.
“Consolidated Indebtedness” means, as of any date of determination, without duplication (a) the aggregate principal amount of Indebtedness of the Company and the Included Subsidiaries outstanding as of such date (including Indebtedness of Excluded Subsidiaries to the extent Guaranteed by the Company or any Included Subsidiary), plus (b) the Securitization Amount as of such date, minus (c) the aggregate amount of cash and Permitted Investments (other than any cash and Permitted

Investments that are subject to a Lien) owned by the Company and the Included Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (except for the exclusion of Excluded Subsidiaries); provided that, for purposes of this definition, the term “Indebtedness” shall exclude obligations as an account party in respect of letters of credit to the extent that such letters of credit have not been drawn upon.
“Consolidated Interest Expense” means, for any Person for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by such Person during such period, determined on a consolidated basis with respect to such Person and its Subsidiaries in accordance with GAAP (except, in the case of the Company, for the exclusion of Excluded Subsidiaries); provided that interest expense of an Excluded Subsidiary shall be deemed to be interest expense of the Company to the extent such interest expense relates to Indebtedness to the extent Guaranteed by the Company or an Included Subsidiary. Unless the context otherwise requires, references to “Consolidated Interest Expense” are to Consolidated Interest Expense of the Company and the Included Subsidiaries.
“Consolidated Net Income” means, for any Person for any period, net income or loss of such Person for such period determined on a consolidated basis with respect to such Person and its subsidiaries in accordance with GAAP; provided that, in the case of the Company, there shall be excluded (a) the income of any Person (other than a Foreign Subsidiary) in which any other Person (other than the Company or any Domestic Subsidiary or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the Attributable Income (as defined below) of such Person, (b) the income of any Excluded Subsidiary, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Company or any Included Subsidiaries by such Excluded Subsidiary during such period and (c) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of the Subsidiaries or the date such Person’s assets are acquired by the Company or any of the Subsidiaries. Unless the context otherwise requires, references to “Consolidated Net Income” are to Consolidated Net Income of the Company and the Included Subsidiaries. For purposes hereof, “Attributable Income” means, for any period, (i) in the case of any Domestic Subsidiary at least 90% of the Equity Interests in which are owned (directly or indirectly) by the Company, a portion of the net income of such Subsidiary for such period equal to the Company’s direct or indirect ownership percentage of the Equity Interests of such Subsidiary or (ii) in the case of any Domestic Subsidiary less than 90% of the Equity Interests in which are owned (directly or indirectly) by the Company, the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid by such Subsidiary to the Company or a wholly owned Domestic Subsidiary.
“Consolidated Net Tangible Assets” means, with respect to the Company as of any date, the total amount of assets (less applicable valuation allowances) after deducting (a) all current liabilities (excluding (i) the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined, (ii) the current portion of long-term Indebtedness and (iii) Loans outstanding hereunder) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries included in financial statements of the Company delivered to the Administrative Agent on or prior to such date of determination pursuant to clause (a) or (b) of Section 5.01 and determined on a consolidated basis in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender.
“Declining Lender” has the meaning set forth in Section 2.10(d).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s and the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Denomination Date” means, in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.
“Designated Committed Alternative Currency” means any Alternative Currency (other than Euro and Sterling) (a) for which LIBO Rates can be determined by reference to the applicable Reuters screen as provided in the definition of “LIBO Rate” and (b) that has been designated by the Administrative Agent as a Designated Committed Alternative Currency at the request of the Company and with the consent of (i) the Administrative Agent and (ii) each Tranche B Lender.
“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Revolving Loans, (b) participations in Swingline Loans funded (or required to be funded as provided in Article IX) by the Tranche A Lenders or the Tranche B Lenders, as applicable, (c) unreimbursed LC Disbursements and interest thereon and (d) all facility fees and Letter of Credit participation fees.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Documentation Agent” means each of HSBC Bank USA, National Association, US Bank, National Association and Fifth Third Bank, in its capacity as a documentation agent in respect of the credit facilities established hereunder.
“Dollar Amount” means, in relation to any Competitive Borrowing denominated in an Alternative Currency, the amount designated by a Borrower as the U.S. Dollar amount of such Competitive Borrowing in the Competitive Bid Request for such Borrowing, subject to Section 2.04(g).
“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).
“Election to Participate” means an election by the Company to designate a Subsidiary as a Subsidiary Borrower hereunder executed by the Company and such Subsidiary Borrower substantially in the form of Exhibit C or any other form approved by the Administrative Agent.
“Election to Terminate” means an election by the Company to terminate a Subsidiary Borrower’s status as a Borrower hereunder, executed by the Company substantially in the form of Exhibit D or any other form approved by the Administrative Agent.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threatened Release of any hazardous or toxic substances or wastes or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental compliance, investigation or remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.
“Equity Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.
“Equivalent Amount” means, in connection with the determination of the amount of a Competitive Loan to be made in an Alternative Currency in relation to the Dollar Amount of such Loan, the amount of such Alternative Currency converted from such Dollar Amount at the spot buying rate of the Lender that is to make such Loan (based on the London interbank market rate then prevailing) for U.S. Dollars against such Alternative Currency as of approximately 9:00 a.m., New York City time, three Business Days before such date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any Subsidiary, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), applicable to such Plan, in each instance whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an

application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or Section 432 of the Code.
“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such Interest Period, the arithmetic mean (rounded up to four decimal places) of the rates quoted by the Reference Banks to leading banks in the Banking Federation of the European Union for the offering of deposits in Euros and for a period comparable to such Interest Period, in each case as of the Specified Time on the Quotation Day.
“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.
“Euro” or “€” means the single currency adopted by participating member states of the European Communities in accordance with legislation of the European Community relating to Economic and Monetary Union.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” means on any day, for purposes of determining the U.S. Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into U.S. Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of U.S. Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary” means (a) a Foreign Subsidiary of which securities or other ownership interests representing less than 80% of the outstanding capital stock or other equity interests, as the case may be, are, at the time any determination is being made, beneficially owned, whether directly or indirectly, by the Company or (b) a Non-Controlled Subsidiary.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder (a “Recipient”), (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which such Recipient is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 2.20(b) or an assignee if an Event of Default has occurred or is occurring), any U.S. Federal, Luxembourgian or United Kingdom withholding Tax that is imposed on amounts payable to such Lender under any Loan Document pursuant to a law in effect on the date on which such Lender first becomes a party to any Loan Document or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding Tax pursuant to Section 2.18(a), (d) Taxes attributable to such Lender’s failure to comply with Section 2.18(d), except to the extent that such failure resulted from a Change in Tax Law after the date such Lender first becomes a party to any Loan Document which rendered such Lender no longer legally entitled to deliver the form, forms or other documentation required by Section 2.18(d) or otherwise ineligible for an exemption from, or reduced rate of, withholding and (e) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreements” means (a) the Existing U.S. Credit Agreement and (b) the Existing Global Credit Agreement.
“Existing Global Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 29, 2007, among the Company, Yum! Restaurants International (Canada) LP, Yum! Restaurants International S.à r.l., LLC (U.S. Branch), Yum! Restaurants Holdings, the lenders party thereto, Citibank International PLC, as facility agent and Citibank, N.A., Canadian branch, as Canadian facility agent, as amended and in effect immediately prior to the Effective Date.
“Existing Letters of Credit” means each letter of credit previously issued for the account of the Company or a Subsidiary that (a) is outstanding under the Existing U.S. Credit Agreement on the Effective Date and (b) is listed on Schedule 2.06.
“Existing Maturity Date” has the meaning set forth in Section 2.10(d).

“Existing U.S. Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 29, 2007, among the Company, the lenders party thereto and JPMCB, as administrative agent, as amended and in effect immediately prior to the Effective Date.
“Extension Date” has the meaning set forth in Section 2.10(d).
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Fixed Charge Coverage Ratio” means, for any period, the ratio of (i) Consolidated EBITDAR of the Company for such period minus Capital Expenditures for such period to (ii) the sum of Consolidated Interest Expense of the Company for such period plus Rental Expense of the Company for such period.
“Fixed Rate” means, with respect to any Competitive Loan (other than a LIBOR Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.
“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.
“Foreign Lender” means, in respect of any payments to be made by or on account of any obligation of any Borrower hereunder, any Lender that is organized under the laws of a jurisdiction other than the jurisdiction in which such Borrower is organized.
“Foreign Subsidiary” means a Subsidiary organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Foreign Subsidiary Borrower” means a Subsidiary Borrower that is a Foreign Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Agreement” means the Guarantee Agreement substantially in the form of Exhibit B among the Guarantors and the Administrative Agent.
“Guarantors” means the Company and the Subsidiary Guarantors.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates or byproducts, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.
“HMRC” means HM Revenue & Customs.
“Included Subsidiary” means any Subsidiary that is not an Excluded Subsidiary.
“Increase Effective Date” has the meaning set forth in Section 2.21(b).
“Increasing Lender” has the meaning set forth in Section 2.21(a).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of outstanding Indebtedness of others (other than Guarantees of contingent lease payments related to sales of restaurants by the Company and the Subsidiaries or their predecessors in interest (howsoever effected)), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower hereunder or under any other Loan Document.
“Index Debt” means (a) indebtedness in respect of the obligations of the Company under this Agreement or, if such indebtedness is rated by neither Moody’s nor S&P, then (b) senior unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement (regardless of whether there is any such indebtedness outstanding).
“Information Memorandum” means the Confidential Information Memorandum dated February 2012 relating to the Company and the Transactions.
“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.09.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any LIBOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means (a) with respect to any LIBOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six (or with the consent of each Lender participating in such Borrowing, nine or twelve months) months thereafter, as the applicable Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than one day or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing or a EURIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBOR Borrowing or a EURIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the U.S. Internal Revenue Service.
“Issuing Bank” means, as the context may require, (a) JPMCB, with respect to Letters of Credit issued by it, (b) Citibank, N.A., with respect to Letters of Credit issued by it, (c) Wells Fargo Bank, National Association, with respect to Letters of Credit issued by it, (d) any other Lender that becomes an Issuing Bank pursuant to Section 2.06(j), with respect to Letters of Credit issued by it, and (e) any Person that has issued an Existing Letter of Credit, with respect to such Existing Letter of Credit and, in each case, its successors in such capacity as provided in Section 2.06(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“JPMCB” means JPMorgan Chase Bank, N.A.
“LC Commitment” means, with respect to any Issuing Bank at any time, the maximum amount of LC Exposure at such time that may be attributable to Letters of Credit issued by such Issuing Bank and its Affiliates. The initial LC Commitment of JPMCB is US$150,000,000, the initial LC Commitment of Citibank, N.A., is US$150,000,000 and the initial LC Commitment of Wells Fargo Bank, National

Association, is US$150,000,000. The initial LC Commitment of each other Issuing Bank shall be the amount agreed between the Company and such Issuing Bank.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means Tranche A LC Exposure or Tranche B LC Exposure (or both), as the context requires.
“Lead Arranger” means each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, in its capacity as a lead arranger in respect of the credit facilities established hereunder.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.
“Letter of Credit” means a Tranche A Letter of Credit or a Tranche B Letter of Credit.
“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Indebtedness as of such date to (b) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date).
“LIBO Rate” means, with respect to any LIBOR Borrowing denominated in any currency for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such currency or for such Interest Period, the arithmetic mean (rounded up to four decimal places) of the rates quoted by the Reference Banks to leading banks in the London interbank market for the offering of deposits in such currency and for a period comparable to such Interest Period, in each case as of the Specified Time on the Quotation Day.
“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan or Borrowing, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (other than any such rights of a financial institution under repurchase agreements described in clause (d) of the definition of “Permitted Investments” entered into with such financial institution) with respect to such securities.
“Lien Basket Amount” means, at any time, the sum of (a) the Securitization Amount at such time in respect of Permitted Securitization Transactions and Liens arising in connection therewith to the extent not otherwise permitted by clause (h) of Section 6.02, plus (b) the aggregate principal amount of obligations (including contingent obligations, in the case of Guarantees or letters of credit) at such time secured by Liens permitted under clause (i) of Section 6.02, plus (c) the fair market value of all property sold or transferred after the Effective Date pursuant to Sale and Lease-Back Transactions permitted by clause (c) of Section 6.11.
“Loan” means any loan made by a Lender to a Borrower pursuant to this Agreement.
“Loan Documents” means this Agreement, the Guarantee Agreement, any promissory notes issued pursuant to Section 2.11(e) and any Elections to Participate and Elections to Terminate delivered pursuant to Section 2.22.
“Loan Parties” means the Borrowers and the Guarantors.
“Local Time” means (a) with respect to (i) a Loan or Borrowing denominated in U.S. Dollars to or by a Borrower organized under the laws of the United States of America or (ii) any Letter of Credit, New York City time and (b) with respect to (i) a Loan or Borrowing denominated in an Alterative Currency or (ii) a Loan or Borrowing denominated in U.S. Dollars to or by a Borrower that is not organized under the laws of the United States of America, London time.
“Mandatory Cost” has the meaning set forth in Schedule 2.15.
“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary Borrower to perform any of its obligations under any Loan Document or (c) the rights and remedies available to the Lenders under any Loan Document.
“Material Indebtedness” means Indebtedness (other than (a) the Loans and Letters of Credit and (b) Indebtedness owing to the Company or a Subsidiary), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $125,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means March 22, 2017, as such date may be extended pursuant to Section 2.10.
“Maturity Date Extension Request” has the meaning set forth in Section 2.10(d).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New Class” has the meaning set forth in Section 10.02(d).
“Non-Controlled Subsidiary” means any direct or indirect subsidiary of the Company with respect to which the Company (a) has reasonably determined that it does not have sufficient operational control over such subsidiary to ensure that such subsidiary (i) complies with the warranties and covenants applicable to other Subsidiaries hereunder or (ii) does not take or omit to take any actions that would constitute or lead to an Event of Default hereunder and (b) has notified the Administrative Agent in writing that such subsidiary is a “Non-Controlled Subsidiary” hereunder and such notice specifies, in reasonable detail, the reasons for such a determination as described in clause (a) above; provided that (A) no Subsidiary Borrower, Subsidiary Guarantor, or Principal Domestic Subsidiary shall be a Non-Controlled Subsidiary, (B) no subsidiary of which securities or other ownership interests representing more than 80% of the outstanding Equity Interests at the time any determination is being made, beneficially owned, whether directly or indirectly, by the Company shall be a Non-Controlled Subsidiary and (C) as of any date of determination, the Consolidated EBITDAR, calculated for the period of four consecutive fiscal quarters most recently ended of all Non-Controlled Subsidiaries (combined) shall not exceed 7.5% of the Company’s Consolidated EBITDAR for such period, in each case determined as though the Non-Controlled Subsidiaries were Included Subsidiaries for this purpose.
“Non-Defaulting Lender” means a Non-Defaulting Tranche A Lender and a Non-Defaulting Tranche B Lender, as applicable.
“Non-Defaulting Tranche A Lender” means, at any time, any Tranche A Lender that is not a Defaulting Lender at such time.
“Non-Defaulting Tranche B Lender” means, at any time, any Tranche B Lender that is not a Defaulting Lender at such time.
“Notice of Illegality” has the meaning set forth in Section 2.22(a).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement. For the avoidance of doubt, “Other Taxes” shall not include VAT, to which Section 2.18(f) shall apply.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning set forth in Section 10.04.
“Participant Register” has the meaning set forth in Section 10.04(c)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means the acquisition by the Company or a Subsidiary of the assets of a Person constituting a business unit or any Equity Interests of a Person; provided that (a) immediately after giving effect thereto no Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) in the case of an acquisition of Equity Interests in a Person, after giving effect to such acquisition, at least 90% of the Equity Interests in such Person, and any other Subsidiary resulting from such acquisition, shall be owned directly or indirectly by the Company or any of its wholly owned Subsidiaries, (d) the Company and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.09 and 6.10 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (using Adjusted EBITDA in lieu of Consolidated EBITDA for the relevant period and including, for purposes of Section 6.10, pro forma adjustments to Consolidated Interest Expense and Rental Expense for the relevant period as if such acquisition had occurred on the first day of such period), (e) the Company has delivered to the Administrative Agent a certificate of a Financial Officer to the effect set forth in clauses (a), (c) and (d) above, together with all relevant financial information for the business or entity being acquired and (f) in the case of an acquisition of a publicly-owned entity, such acquisition shall not have been preceded by an unsolicited tender offer.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Section 7.01; and
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a)    direct obligations of, or obligations on which the principal of and interest are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three years from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and rated, at such date of acquisition, at least A-1 by S&P or P-1 by Moody’s;
(c)    investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender, any Affiliate of any Lender, or any other commercial bank organized under the laws of the United States of America or any State thereof (or domestic office of any commercial bank that is organized under the laws of any country that is a member of the OECD) which has a combined capital and surplus and undivided profits of not less than US$500,000,000;
(d)    fully collateralized repurchase agreements (i) with a term ending on the next Business Day for direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United Sates of America) and entered into with a financial institution satisfying the criteria described in clause (c) above, or (ii) with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    investments in money market funds (i) with a policy to invest substantially all their assets in one or more investments described in the foregoing items (a), (b), (c) and (d) or (ii) having the highest credit rating obtainable from S&P or from Moody’s;
(f)    investments in (i) any debt securities rated AA- or above by S&P and Aa3 or above by Moody’s and maturing within one year from the date of acquisition thereof and (ii) mutual funds with assets of at least US$5,000,000,000 and that invest 100% of their assets in securities described in clause (a) above or subclause (i) of this clause (f); and
(g)    in the case of any Foreign Subsidiary, investments by such Subsidiary that are denominated in U.S. Dollars, Euros or the currency of the jurisdiction where such Foreign Subsidiary’s principal business activities are conducted and are available in the principal financial markets of the jurisdiction and otherwise are comparable (as nearly as practicable) to the investments described above; provided that, for purposes of this clause (g), (i) the foregoing clause (a) shall be deemed to include obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the government of the jurisdiction in which such Foreign Subsidiary is located, in each case maturing within one year from the date of acquisition thereof, and (ii) commercial banks referred to in the foregoing clause (c) shall be deemed to include commercial banks located in the applicable jurisdiction that the applicable Foreign Subsidiary determines in good faith to be among the most creditworthy banks available for deposits in the location where such deposits are being made.
“Permitted Securitization Transaction” means any sale, assignment or other transfer (or series of related sales, assignments or other transfers) by the Company or any Subsidiary of receivables or royalty payments owing to the Company or such Subsidiary or any interest in any of the foregoing pursuant to a securitization transaction, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables or royalty payments.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the

Company or any ERISA Affiliate is (or, if such plan were terminated, would under ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Principal Domestic Subsidiary” means (a) any Subsidiary organized in the United States of America (other than a Subsidiary the material assets of which consist primarily of Equity Interests in one or more Foreign Subsidiaries) whose consolidated assets exceed 5% of the consolidated assets of the Company and its consolidated Subsidiaries or whose revenues exceed 5% of the consolidated revenues of the Company and its consolidated Subsidiaries, in each case as of the end of the most recent fiscal quarter or for the most recently ended four consecutive fiscal quarters, respectively, or (b) any Subsidiary that holds any material trademark (including any Kentucky Fried Chicken, KFC, Pizza Hut or Taco Bell trademark) for use in the United States of America or any jurisdiction therein; provided that any Subsidiary shall not be deemed to be a “Principal Domestic Subsidiary” if the Company determines in good faith that the delivery of a guarantee by such Subsidiary may result in adverse tax consequences.
“Quotation Day” means (a) with respect to any currency (other than Sterling) for any Interest Period, two Business Days prior to the first day of such Interest Period and (b) with respect to Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).
“Recipient” has the meaning set forth in the definition of the term “Excluded Taxes”.
“Reference Banks” means with respect to the LIBO Rate or the EURIBO Rate, the principal London offices of JPMCB, Citibank, N.A., London Branch, Wells Fargo Bank, National Association or such other banks as may be appointed by the Administrative Agent in consultation with the Company.
“Refranchising Transaction” means a transaction in which the Company or any of its Subsidiaries sells, transfers, leases or otherwise disposes of assets (excluding the sale, transfer or disposition of intellectual property, except for licenses of intellectual property to franchisees or prospective franchisees) comprising one or more restaurants to the franchisee or prospective franchisee thereof.
“Register” has the meaning set forth in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any facility, building or structure.
“Relevant Interbank Market” means (a) with respect to any currency (other than Euros), the London interbank market and (b) with respect to Euros, the European interbank market.
“Rental Expense” means, for any Person for any period, the minimum rental expense of such Person deducted in determining Consolidated Net Income of such Person for such period. Unless the context otherwise requires, references to “Rental Expense” are to Rental Expense of the Company and the Included Subsidiaries.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.
“Revaluation Date” means, with respect to an Alternative Currency Borrowing, the last day of each Interest Period with respect to such Borrowing and, if a Borrower elects a new Interest Period prior to the end of the existing Interest Period with respect to such Borrowing, the date of commencement of such new Interest Period.
“Revolving Borrowing” means a Borrowing made pursuant to Section 2.01.
“Revolving Credit Exposure” means Tranche A Revolving Credit Exposure or Tranche B Revolving Credit Exposure (or both), as the context requires.
“Revolving Loan” means a Tranche A Revolving Loan or Tranche B Revolving Loan.
“S&P” means Standard & Poor’s.
“Screen Rate” means (a) in respect of the LIBO Rate for any currency for any Interest Period, the British Bankers Association Interest Settlement Rate for such currency and such Interest Period as set forth on the applicable page of the Reuters Service (and if such page is replaced or such service ceases to be available, another page or service displaying the appropriate rate designated by the Administrative Agent after consultation with the Company) and (b) in respect of the EURIBO Rate for any Interest

Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period as set forth on the applicable page of the Reuters Service (and if such page is replaced or such service ceases to be available, another page or service displaying the appropriate rate designated by the Administrative Agent after consultation with the Company).
“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.11.
“Securitization Amount” means, at any date of determination thereof and in respect of any Permitted Securitization Transaction, (a) in the case of a Permitted Securitization Transaction structured as a borrowing of loans secured by receivables or royalty payments, the outstanding principal amount of Indebtedness incurred in respect of such Permitted Securitization Transaction that is secured by such receivables or royalty payments and (b) in the case of a Permitted Securitization Transaction structured as a sale or other transfer of receivables or royalty payments (other than a sale or transfer of such receivables or royalty payments to a Subsidiary), the aggregate amount of cash consideration received by the Company or any of its Subsidiaries from such sale or transfer, but only to the extent representing the outstanding equivalent of principal, capital or comparable interests in respect of such receivables or royalty payments that remain uncollected at such time and would not be distributed to the Company or a Subsidiary if such Permitted Securitization Transactions were to be terminated at such time.
“Securitization Subsidiary” means any Subsidiary that is formed by the Company or any of its Subsidiaries for the sole purpose of effecting or facilitating a Permitted Securitization Transaction and that (a) owns no assets other than receivables, royalty payments and other assets that are related to such Permitted Securitization Transaction and (b) engages in no business and incurs no Indebtedness, in each case, other than those related to such Permitted Securitization Transaction.
“Sold Business” means any Person, property, business or asset sold, transferred or otherwise disposed of by the Company or any Subsidiary, other than in the ordinary course of business.
“Specified Currency” has the meaning assigned to such term in Section 10.14.
“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time and (b) with respect to the EURIBO Rate, 11:00 a.m., Brussels time.
“Sterling” or “£”means lawful currency of the United Kingdom.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company; provided that except for purposes of Sections 3.04, 3.11, 5.01(a), 5.01(b) and 5.01(f), the term “Subsidiary” shall not include a Non-Controlled Subsidiary.
“Subsidiary Borrowers” means (a) Yum! Restaurants International S.à r.l., LLC (U.S. Branch), the U.S. Branch of a Luxembourg limited liability company, registered to do business as a foreign corporation in the State of Kentucky, (b) Yum! Restaurants Holdings, an unlimited liability company organized and existing under the laws of England and Wales, and (c) any other Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent, but in each case excluding any such Subsidiary as to which an Election to Terminate shall have been delivered to the Administrative Agent, in each case pursuant to Section 2.22.
“Subsidiary Guarantors” means the Subsidiaries listed on Schedule A.
“Swingline Exposure” means Tranche A Swingline Exposure or Tranche B Swingline Exposure (or both), as the context requires.
“Swingline Lender” means each of JPMCB, Citibank, N.A. and Wells Fargo Bank, National Association, in its respective capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Tranche A Swingline Loan or Tranche B Swingline Loan.
“Syndication Agent” means each of Citibank, N.A., and Wells Fargo Bank, National Association, in its capacity as a syndication agent in respect of the credit facilities established hereunder.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following shall comprise a separate Tranche: (a) the Tranche A Commitments, the Tranche A Revolving Loans, the Tranche A Letters of Credit and the Tranche A Swingline Loans (“Tranche A”) and (b) the

Tranche B Commitments, the Tranche B Revolving Loans, the Tranche B Letters of Credit and the Tranche B Swingline Loans (“Tranche B”).
“Tranche A Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche A Revolving Loans and to acquire participations in Tranche A Letters of Credit and Tranche A Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche A Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Commitment, as the case may be. The aggregate amount of Tranche A Commitments on the Effective Date is US$152,000,000.
“Tranche A Competitive Loan” means a Competitive Loan that is made pursuant to a Competitive Bid Request that designates such Competitive Loan to be made in response thereto as a Tranche A Competitive Loan.
“Tranche A LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche A Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements made in respect of Tranche A Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Tranche A LC Exposure of any Tranche A Lender at any time shall be its Applicable Percentage of the total Tranche A LC Exposure at such time.
“Tranche A Lender” means a Lender with a Tranche A Commitment or Tranche A Revolving Credit Exposure.
“Tranche A Letter of Credit” means a Letter of Credit that is designated as a Tranche A Letter of Credit pursuant to the notice of the applicable Borrower requesting such Letter of Credit as contemplated by Section 2.06(b).
“Tranche A Revolving Credit Exposure” means, with respect to any Tranche A Lender at any time, the sum of (a) the outstanding principal amount of such Tranche A Lender’s Tranche A Revolving Loans and (b) its Tranche A LC Exposure and Tranche A Swingline Exposure at such time.
“Tranche A Revolving Loan” means a Loan made pursuant to Section 2.01(a). Each Tranche A Revolving Loan shall be an ABR Loan or a LIBOR Loan.
“Tranche A Swingline Exposure” means, at any time, the aggregate principal amount of all Tranche A Swingline Loans outstanding at such time. The Tranche A Swingline Exposure of any Tranche A Lender at any time shall be its Applicable Percentage of the total Tranche A Swingline Exposure at such time.

“Tranche A Swingline Loan” means a Loan made pursuant to Section 2.05 and designated in the notice delivered by the applicable Borrower pursuant to paragraph (b) of such Section as a Tranche A Swingline Loan.
“Tranche B Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche B Revolving Loans and to acquire participations in Tranche B Letters of Credit and Tranche B Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche B Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Tranche B Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche B Commitment, as the case may be. The aggregate amount of Tranche B Commitments on the Effective Date is US$1,148,000,000.
“Tranche B Competitive Loan” means a Competitive Loan that is made pursuant to a Competitive Bid Request that designates such Competitive Loan to be made in response thereto as a Tranche B Competitive Loan.
“Tranche B LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche B Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements made in respect of Tranche A Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Tranche B LC Exposure of any Tranche A Lender at any time shall be its Applicable Percentage of the total Tranche B LC Exposure at such time.
“Tranche B Lender” means a Lender with a Tranche B Commitment or a Tranche B Revolving Credit Exposure.
“Tranche B Letter of Credit” means a Letter of Credit that is designated as a Tranche B Letter of Credit pursuant to the notice of the applicable Borrower requesting such Letter of Credit as contemplated by Section 2.06(b). As of the Effective Date, each Existing Letter of Credit shall constitute a Tranche B Letter of Credit as though issued pursuant to this Agreement on the Effective Date.
“Tranche B Revolving Credit Exposure” means, with respect to any Tranche B Lender at any time, the aggregate amount of the sum (a) the U.S. Dollar Equivalents of such Tranche B Lender’s outstanding Tranche B Revolving Loans and (b) its Tranche B LC Exposure and Tranche B Swingline Exposure at such time.
“Tranche B Revolving Loan” means a Loan made pursuant to Section 2.01(b). Each Tranche B Revolving Loan denominated in U.S. Dollars shall be an ABR Loan or a LIBOR Loan. Each Tranche B Revolving Loan denominated in Sterling or a Designated Committed Alternative Currency shall be a LIBOR Loan. Each Tranche B Revolving Loan denominated in Euros shall be a EURIBOR Loan.

“Tranche B Swingline Exposure” means, at any time, the aggregate principal amount of all Tranche B Swingline Loans outstanding at such time. The Tranche B Swingline Exposure of any Tranche B Lender at any time shall be its Applicable Percentage of the total Tranche B Swingline Exposure at such time.
“Tranche B Swingline Loan” means a Loan made pursuant to Section 2.05 and designated in the notice delivered by the applicable Borrower pursuant to paragraph (b) of such Section as a Tranche B Swingline Loan.
“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate, the EURIBO Rate or a Fixed Rate.
“UK Borrower” means any Subsidiary Borrower (i) that is organized under the laws of the United Kingdom or (ii) any payments of which hereunder or under any other Loan Document are potentially subject to withholding Taxes imposed by the laws of the United Kingdom.
“UK DTTP Scheme” means the Double Taxation Treaty Passport Scheme administered by HMRC.
“U.S. Dollar Equivalent” means, on any Denomination Date, (a) with respect to any amount in U.S. Dollars, such amount and (b) with respect to any amount in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.
“U.S. Dollars” or “US$” or “$” refers to lawful money of the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30)of the Code.
“VAT” means (a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause (a) above, or imposed elsewhere.
“VAT Subject Party” has the meaning set forth in Section 2.18(f)(ii).

“VAT Supplier” has the meaning set forth in Section 2.18(f)(ii).
“VAT Recipient” has the meaning set forth in Section 2.18(f)(ii).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche A Revolving Loan”) or by Type (e.g., a “LIBOR Revolving Loan”) or by Class and Type (e.g., a “Tranche A LIBOR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche A Revolving Borrowing”) or by Type (e.g., a “LIBOR Revolving Borrowing”) or by Class and Type (e.g., a “Tranche A LIBOR Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein and (ii) for purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update – Leases (Topic 840) issued August 17, 2010, or any successor proposal.
SECTION 1.05.    Currency Translation. The Administrative Agent shall determine the U.S. Dollar Equivalent of any Revolving Borrowing denominated in a Committed Alternative Currency or in a Designated Committed Alternative Currency, as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for such currency in relation to U.S. Dollars in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall be the U.S. Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall notify the Company and the Tranche B Lenders of each calculation of the U.S. Dollar Equivalent of each such Revolving Borrowing. Notwithstanding the foregoing, for purposes of any determination of the CAM Percentages, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than U.S. Dollars shall be translated into U.S. Dollars at currency exchange rates in effect on the date of such determination.

ARTICLE II

The Credits

SECTION 2.01.    Commitments. (a)Tranche A Commitments. Subject to the terms and conditions set forth herein, each Tranche A Lender agrees to make Tranche A Revolving Loans denominated in U.S. Dollars to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Tranche A Lender’s Tranche A Revolving Credit Exposure exceeding such Tranche A Lender’s Tranche A Commitment or (ii) the sum of the total Tranche A Revolving Credit Exposures plus the aggregate principal amount of outstanding Tranche A Competitive Loans exceeding the total Tranche A Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, a Borrower may borrow, prepay and reborrow Tranche A Revolving Loans.

(b)    Tranche B Commitments. Subject to the terms and conditions set forth herein, each Tranche B Lender agrees to make Tranche B Revolving Loans denominated in U.S. Dollars, in any Committed Alternative Currency or in any Designated Committed Alternative Currency to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (A) such Tranche B Lender’s Tranche B Revolving Credit Exposure exceeding such Tranche B Lender’s Tranche B Commitment, (B) the sum of the total Tranche B Revolving Credit Exposures plus the aggregate principal amount of outstanding Tranche B Competitive Loans exceeding the total Tranche B Commitments or (C) the aggregate principal amount of the Tranche B Revolving Loans denominated in an Alternative Currency exceeding US$350,000,0000. Within the foregoing limits and subject to the terms and conditions set forth herein, a Borrower may borrow, prepay and reborrow Tranche B Revolving Loans.
SECTION 2.02.    Loans and Borrowings. (a)Each Tranche A Revolving Loan shall be made as part of a Tranche A Revolving Borrowing consisting of Tranche A Revolving Loans of the same Type made by the Tranche A Lenders ratably in accordance with their respective Tranche A Commitments. Each Tranche B Revolving Loan shall be made as part of a Tranche B Revolving Borrowing consisting of Tranche B Revolving Loans of the same Type and currency made by the Tranche B Lenders ratably in accordance with their respective Tranche B Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.15, (i) each Revolving Borrowing denominated in U.S. Dollars shall be comprised entirely of ABR Loans or LIBOR Loans, (ii) each Revolving Borrowing denominated in Sterling or a Designated Committed Alternative Currency shall be comprised entirely of LIBOR Loans, (iii) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans and (iv) each Competitive Borrowing shall be comprised entirely of LIBOR Loans, EURIBOR Loans or Fixed Rate Loans, in each case as the applicable Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan unless otherwise agreed by the applicable Borrower and the applicable Swingline Lender pursuant to Section 2.14(e). Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and shall not result in any increased costs under Section 2.16 or any obligation by the applicable Borrower to make any payment under Section 2.18 in excess of the amounts, if any, that such Lender would be entitled to claim under Section 2.16 or 2.18, as applicable, without giving effect to such change in lending office.

(c)    At the commencement of each Interest Period for any LIBOR Revolving Borrowing or EURIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$10,000,000; provided that an ABR Revolving Borrowing of either Class may be in an aggregate amount (i) that is equal to the entire unused balance of the total Commitments of such Class, or (ii) that is required to finance the reimbursement of an LC Disbursement of such Class or that is required to finance the repayment of outstanding Swingline Loans of such Class as contemplated by paragraph (d) below. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$10,000,000 (or, in the case of a Competitive Borrowing made in an Alternative Currency, a Dollar Amount of not less than US$10,000,000). Each Swingline Loan shall be in an amount that is an integral multiple of US$100,000 and not less than US$500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 25 LIBOR Revolving Borrowings and EURIBOR Revolving Borrowings outstanding.
(d)    Subject to Section 2.05, at the request of a Swingline Lender, the Lenders of the applicable Class will be required to make ABR Revolving Loans of the applicable Class on the Business Day immediately preceding the last day of any calendar quarter in an aggregate amount equal to the principal amount of such Swingline Lender’s Swingline Loans of such Class then outstanding, the proceeds of which shall be applied to repay such Swingline Loans.
(e)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request (a) in the case of a LIBOR Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a LIBOR Borrowing denominated in Sterling or a Designated Committed Alternative Currency or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing and (c) in the case of an ABR Borrowing (other than a Swingline Loan), not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be made by hand delivery or telecopy to the Administrative Agent of a duly completed and executed Borrowing Request in the form of Exhibit E (or, in the case of any Borrowing denominated in U.S. Dollars, by telephone notification, confirmed promptly by hand delivery or telecopy to the Administrative Agent of a duly completed and executed Borrowing Request in the form of Exhibit E).

Each such telephonic and written Borrowing Request shall specify the following information in compliance with Sections 2.01 and 2.02:

(i)	the identity of the Borrower in respect of the requested Borrowing;

(ii)	the Class of such Borrowing;

(iii)	the currency and the aggregate principal amount of such Borrowing;

(iv)	the date of such Borrowing, which shall be a Business Day;

(v)	the Type of such Borrowing;

(vi)	in the case of a LIBOR Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii)	the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.08; and

(viii)	in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity of the Issuing Bank that made such LC Disbursement.
Any Borrowing Request that shall fail to specify any of the information required by the preceding provisions of this paragraph may be rejected by the Administrative Agent if such failure is not corrected promptly after the Administrative Agent shall give written or telephonic notice thereof to the applicable Borrower and, if so rejected, will be of no force or effect. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Competitive Bid Procedure. (a)Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans of either Class; provided that the sum of the total Revolving Credit Exposures of a Class plus the aggregate principal amount of outstanding Competitive Loans of such Class at any time shall not exceed the total Commitments of such Class. To request Competitive Bids, the applicable Borrower shall notify the Administrative Agent of such request by (w) in the case of a LIBOR Borrowing denominated in U.S. Dollars, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, (x) in the case of a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, six Business Days before the date of the proposed Borrowing, (y) in the case of a Fixed Rate Borrowing denominated in U.S. Dollars, not later than 10:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing and (z) in the case of a Competitive Borrowing to be made in an

Alternative Currency (other than Euros) in accordance with subsection (g) of this Section, not later than 10:00 a.m., Local Time, six Business Days before the date of the proposed Borrowing; provided that the Borrowers may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such Competitive Bid Request shall be irrevocable and shall be made by hand delivery or telecopy to the Administrative Agent of a duly completed and executed Competitive Bid Request in the form of Exhibit F (or, in the case of any Borrowing denominated in U.S. Dollars, by telephone notification, confirmed promptly by hand delivery or telecopy to the Administrative Agent of a duly completed and executed Competitive Bid Request in the form of Exhibit F). Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i)	the identity of the Borrower in respect of the requested Borrowing;

(ii)	whether such Borrowing is to be a Borrowing of Tranche A Competitive Loans or Tranche B Competitive Loans;

(iii)	the aggregate principal amount of the requested Borrowing (expressed in U.S. Dollars);

(iv)	the date of such Borrowing, which shall be a Business Day;

(v)	the Type of such Borrowing;

(vi)	the currency in which the proposed Borrowing is to be made, which shall be U.S. Dollars or, subject to paragraph (g) of this Section, an Alternative Currency;

(vii)	the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(viii)	the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.08.
Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.
(b)    Each Lender of the applicable Class may (but shall not have any obligation to) make one or more Competitive Bids to the applicable Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of (i) a LIBOR Competitive Borrowing denominated in U.S. Dollars, not later than 9:30 a.m., Local Time, three

Business Days before the proposed date of such Competitive Borrowing, (ii) a EURIBOR Competitive Borrowing, not later than 9:30 a.m., Local Time, five Business Days before the proposed date of such Competitive Borrowing, (iii) a Fixed Rate Borrowing denominated in U.S. Dollars, not later than 9:30 a.m., Local Time, on the proposed date of such Competitive Borrowing and (iv) a Competitive Borrowing to be made in an Alternative Currency (other than Euros), not later than 9:30 a.m., Local Time, five Business Days before the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be expressed in U.S. Dollars and be a minimum of US$5,000,000 and an integral multiple of US$1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places), (iii) the currency in which such Loan or Loans will be made and (iv) the Interest Period applicable to each such Loan and the last day thereof.
(c)    The Administrative Agent shall promptly notify the applicable Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.
(d)    Subject only to the provisions of this paragraph, the applicable Borrower may accept or reject any Competitive Bid. The applicable Borrower shall notify the Administrative Agent by telephone, confirmed promptly by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a LIBOR Competitive Borrowing, not later than 10:30 a.m., Local Time, three Business Days before the date of the proposed Competitive Borrowing, (ii) in the case of a EURIBOR Competitive Borrowing, not later than 10:30 a.m., Local Time, five Business Days before the date of the proposed Competitive Borrowing, (iii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., Local Time, on the proposed date of the Competitive Borrowing and (iv) in the case of a Competitive Borrowing to be made in an Alternative Currency (other than Euros), not later than 10:30 a.m., Local Time, five Business Days before the proposed date of such Competitive Borrowing; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive

Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of US$5,000,000 and an integral multiple of US$1,000,000; provided further that if a Competitive Loan must be in an amount less than US$5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of US$1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of US$1,000,000 in a manner determined by such Borrower. A notice given by the applicable Borrower pursuant to this paragraph shall be irrevocable.
(e)    The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.
(f)        If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.
(g)    Any Borrower may request Competitive Loans in an Alternative Currency, subject to the terms and conditions of this subsection (g), in addition to the other conditions applicable to such Loans hereunder. Any request for Competitive Loans in an Alternative Currency shall be subject to the following conditions:

(i)
after giving effect to any Competitive Borrowing in an Alternative Currency, the aggregate Dollar Amount of all outstanding Competitive Loans denominated in Alternative Currencies shall not exceed US$250,000,000, and

(ii)
if there shall occur at or prior to 10:00 a.m., Local Time, on the date of any Competitive Borrowing to be denominated in an Alternative Currency any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would, in the reasonable opinion of any Lender that shall have offered to make any Competitive Loan in connection with such Borrowing, make it impracticable for such Lender’s Loan to be denominated in such Alternative Currency, then such Lender may by notice to the applicable Borrower and the Administrative Agent withdraw its offer to make such Loan.

Any Competitive Loan which is to be made in an Alternative Currency in accordance with this subsection (g) shall be advanced in the Equivalent Amount of the

Dollar Amount thereof and shall be repaid or prepaid in such Alternative Currency in the amount borrowed. Interest payable on any Loan denominated in an Alternative Currency shall be paid in such Alternative Currency.
For purposes of determining whether the aggregate principal amount of Loans outstanding hereunder exceeds any applicable limitation expressed in U.S. Dollars, each Competitive Loan denominated in an Alternative Currency shall be deemed to be in a principal amount equal to the Dollar Amount thereof. The Dollar Amount of any Competitive Loan with an Interest Period exceeding three months in duration shall be adjusted on each date that would have been the last day of an Interest Period for such Loan if such Loan had successive Interest Periods of three months duration. Each such adjustment shall be made by the Lender holding such Loan by determining the amount in U.S. Dollars that would be required in order to result in an Equivalent Amount in the applicable Alternative Currency equal to the principal amount of the applicable Loan outstanding on the date of the adjustment, and the amount in U.S. Dollars so determined shall be the Dollar Amount of such Loan unless and until another adjustment is required hereby. Each Lender that makes a Competitive Loan denominated in an Alternative Currency agrees to determine any such adjustments if and when required to be made pursuant to this paragraph and to notify the applicable Borrower and the Administrative Agent of each such adjustment promptly upon making such determination.
SECTION 2.05.    Swingline Loans. (a)Subject to the terms and conditions set forth herein, the Swingline Lenders agree to make Swingline Loans denominated in U.S. Dollars to any Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all outstanding Swingline Loans exceeding US$180,000,000 or (ii) the sum of the total Revolving Credit Exposures of the applicable Class plus the aggregate principal amount of outstanding Competitive Loans of such Class exceeding the total Commitments of such Class; provided that (A) no Swingline Loans will be made on the last day of any calendar quarter and (B) if any Swingline Loans of either Class are outstanding on the Business Day immediately preceding the last day of any calendar quarter, the Lenders will be required, if requested by a Swingline Lender, to make ABR Revolving Loans of such Class on such day in an equivalent amount, the proceeds of which will be applied to repay such Swingline Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, a Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and whether such Swingline Loan is to be a Tranche A Swingline Loan or a Tranche B Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from such Borrower. The Swingline Lenders shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Administrative

Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank identified in such notice) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan. Each Swingline Lender shall be required to make available 33 1/3% of each Swingline Loan requested by such Borrower. No Swingline Lender shall be required to make available any Swingline Loan if such Loan would cause the aggregate amount of outstanding Swingline Loans of such Swingline Lender to exceed US$60,000,000.
(c)    A Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day (i) require the Tranche A Lenders to acquire participations on such Business Day in all or a portion of such Swingline Lender’s Tranche A Swingline Loans outstanding or (ii) require the Tranche B Lenders to acquire participations on such Business Day in all or a portion of such Swingline Lender’s Tranche B Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Tranche A Lenders or Tranche B Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Tranche A Lender or Tranche B Lender, as the case may be, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Tranche A Lender and Tranche B Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Tranche A Commitments or Tranche B Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Tranche A Lender and Tranche B Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.08 with respect to Loans made by such Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Tranche A Lenders and Tranche B Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Tranche A Lenders or Tranche B Lenders, as the case may be. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders of the applicable Class that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.
SECTION 2.06.    Letters of Credit. (a) General. Upon the satisfaction (or waiver in accordance with Section 10.02) of the conditions specified in Section 4.01, on the Effective Date, each Existing Letter of Credit will automatically, without any action on the part of any Person, be deemed to be a Tranche B Letter of Credit issued hereunder for the account of the applicable Borrower that is the account party for such Existing Letter of Credit for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own account (for its own behalf or on behalf of any Subsidiary), denominated in U.S. Dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Borrower to, or entered into by such Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control, and any obligations or liabilities imposed on such Borrower under any such letter of credit application (including by reason of rights or remedies granted to an Issuing Bank) shall be disregarded (it being understood that this Agreement sets forth all obligations and liabilities of such Borrower with respect to Letters of Credit).
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the relevant Issuing Bank selected by such Borrower to issue such Letter of Credit and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In the case of any such notice requesting the issuance of a Letter of Credit, such notice also shall specify whether such Letter of Credit is to be a Tranche A Letter of Credit or a Tranche B Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$450,000,000, (ii) the sum of the total Revolving Credit Exposures of the applicable Class plus the aggregate principal amount of outstanding Competitive Loans of such Class shall not exceed the total Commitments of such Class and (iii) the LC Exposure attributable to the Letters of Credit issued by any Issuing Bank (and its Affiliates) shall not exceed such Issuing Bank’s LC Commitment.
(c)    Expiration Date. Except as set forth in Section 2.06(l), each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may provide for the automatic renewal or extension thereof at the scheduled expiry thereof if (A) such Letter of Credit also provides that the Issuing Bank in respect thereof may, by notice to the beneficiary, elect not to so renew or extend such Letter of Credit and (B) any such renewal or extension shall be for a period that expires at a date that complies (except as set forth in Section 2.06(l)) with clauses (i) and (ii) above.
(d)    Participations. By the issuance of a Letter of Credit of either Class (or an amendment to a Letter of Credit of either Class increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank in respect of such Letter of Credit hereby grants to each Lender of such Class, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit (including each Existing Letter of Credit) equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender of a Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement of such Class made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit of the applicable Class is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments of either Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Lenders for damages caused by such Issuing Bank’s gross negligence or willful misconduct.
(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing (if such LC Disbursement is not less than US$10,000,000) or Swingline Loan (if such LC Disbursement is not less than US$500,000) in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If such Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable Class of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender of the applicable Class shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.08 with respect to Loans made by such Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Lenders of the applicable Class), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders of the applicable Class. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders of the applicable Class have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.
(f)        Obligations Absolute. The applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to such Borrower to the extent of any direct or actual damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit issued by it comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)        Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans;

provided that if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(f) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)        Replacement of Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower or Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)        Addition of Issuing Bank. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an Issuing Bank pursuant to this paragraph (j) shall be deemed to be an “Issuing Bank” for the purposes of this Agreement (in addition to being a Lender) with respect to Letters of Credit issued by such Lender.
(k)        Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date in respect of Letters of Credit issued for the account of such Borrower plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or such Borrower described in clause (i) or (j) of Section 7.01. The applicable Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.23. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company and such Borrower under the Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys received from a Borrower and deposited in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements in respect of Letters of Credit issued for such Borrower’s account and for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower for such LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of such Borrower under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, (i) such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived and (ii) from time to time there shall be returned to such Borrower an amount equal to the excess, if any, of the amount of cash collateral then held hereunder over the amount of LC Exposure and accrued and unpaid interest thereon. If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.23, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(l)    Any Borrower may request that an Issuing Bank allow, and an Issuing Bank may (in its sole discretion) agree to allow, one or more Letters of Credit issued by it to expire later than permitted by Section 2.06(c). Any such Letter of Credit is referred to herein as an “Extended Letter of Credit”. The following provisions shall apply to any Extended Letter of Credit, notwithstanding any contrary provision set forth in this Agreement.

(i)
The participations of each Lender in each Extended Letter of Credit shall terminate at the close of business on the date that is five Business Days prior to the Maturity Date, with the effect that the Lenders shall not have any obligations to acquire participations in any LC Disbursement made thereafter (other than in respect of demands for drawings submitted prior to such termination).

(ii)
On a date to be determined by the applicable Issuing Bank (in its sole discretion), the applicable Borrower shall deposit with such Issuing Bank an amount in cash equal to the LC Exposure as of such date attributable to the Extended Letters of Credit issued by such Issuing Bank for the account of such Borrower. Each such deposit shall be held by the applicable Issuing Bank as collateral for the obligations of such Borrower in respect of such Extended Letters of Credit. The applicable Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the applicable Issuing Bank and at applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the applicable Issuing Bank to reimburse LC Disbursements in respect of such Extended Letters of Credit issued for the account of the applicable Borrower for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower for the LC Exposure at such time. If any Extended Letter of Credit expires or is terminated, then within three Business Days thereafter the relevant Issuing Bank shall return to such Borrower cash collateral then held attributable to such Extended Letter of Credit (after deducting therefrom any amounts owed to such Issuing Bank by such Borrower that are then due).

(iii)
After the close of business on the date that is five Business Days prior to the Maturity Date, the fees that would have accrued pursuant to clause (i) of Section 2.13(b) (if the participations of the Lenders in the Extended Letters of Credit had not terminated) shall continue to accrue on the LC Exposure in respect of each Extended Letter of Credit and shall be payable to the applicable Issuing Bank for its own account.

(m)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (with a copy to the Company) (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension and face amounts of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement (and the Administrative Agent shall promptly provide such confirmation), (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iii) on any Business Day on which the applicable Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent, or any Lender through the Administrative Agent, shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(n)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
(o)    Independence and Governing Rules. (i) Each Borrower acknowledges that the rights and obligations of each Issuing Bank under each Letter of Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying the Letter of Credit, including contracts or arrangements between the applicable Issuing Bank and the applicable Borrower and between the applicable Borrower and the beneficiary of the Letter of Credit. Each Issuing Bank may, without incurring any liability to the applicable Borrower or impairing its entitlement to reimbursement under this Agreement, honor a demand under a Letter of Credit despite notice from the applicable Borrower of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of the Letter of Credit or any other person. No Issuing Bank shall have any duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of a Letter of Credit. No Issuing Bank shall have any duty to seek any waiver of discrepancies from any Borrower, nor any duty to grant any waiver of discrepancies that the applicable Borrower approves or requests. No Issuing Bank shall have any duty to extend the expiration date or term of a Letter of Credit or to issue a replacement letter of Letter of Credit on or before the expiration date of a Letter of Credit or the end of such term.
(ii)    Each Borrower agrees that each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (2007 Revision) (the “UCP 600”) or, at the applicable Issuing Bank’s option, such later revision thereof in effect at the time of issuance of the Letter of Credit (as so chosen for the Letter of Credit, the “UCP”) or the International Standby Practices 1998, ICC Publication No. 590 or, at the applicable Issuing Bank’s option, such later revision thereof in effect at the time of issuance of the Letter of Credit (as so chosen for the Letter of Credit, the “ISP”, and each of the UCP and the ISP, an “ICC Rule”). Each Issuing Bank’s privileges, rights and remedies under such ICC Rules shall be in addition to, and not in limitation of, its privileges, rights and remedies expressly provided for herein. The UCP and the ISP (or such later revision of either) shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof. Each Borrower agrees that for matters not addressed by the chosen ICC Rule, the Letter of Credit shall be subject to and governed by the laws of the State of New York and applicable United States Federal laws. If, at the applicable

Borrower’s request, the Letter of Credit expressly chooses a state or country law other than New York State law and United States Federal law or is silent with respect to the choice of an ICC Rule or a governing law, no Issuing Bank shall be liable for any payment, cost, expense or loss resulting from any action or inaction taken by such Issuing Bank if such action or inaction is or would be justified under an ICC Rule, New York law, applicable United States Federal law or the law governing the Letter of Credit.
SECTION 2.07.    [Intentionally Omitted.]
SECTION 2.08.    Funding of Borrowings. (a)Each Lender shall (i) make each Loan to be made by it hereunder on the proposed date thereof, in the case of Loans denominated in U.S. Dollars or Revolving Loans denominated in a Committed Alternative Currency or in a Designated Committed Alternative Currency, by wire transfer of immediately available funds in the applicable currency by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders or (ii) subject to the provisions of Section 2.04, make each Competitive Loan to be made by it hereunder, in the case of Competitive Loans denominated in an Alternative Currency, by making available the Equivalent Amount of such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in the Alternative Currency) by 12:00 noon, local time at the place of payment, to the account of the Administrative Agent at such place as shall have been notified by the Administrative Agent to the Lenders participating in such Borrowing by not less than five Business Days’ notice; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent, and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request (or, in the case of a Borrowing made in an Alternative Currency, to an account mutually agreed between such Borrower and the Administrative Agent for funding such Borrowing); provided that  ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) ABR Revolving Loans made to refinance outstanding Swingline Loans as provided in Section 2.02(d) shall be remitted by the Administrative Agent to the applicable Swingline Lender.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such

Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the Loans included in such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.09.    Interest Elections. (a)Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Revolving Borrowing or a EURIBOR Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBOR Revolving Borrowing or a EURIBOR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election, by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing in the same currency and of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower (or, in the case of any Borrowing denominated in U.S. Dollars, by telephone notification, confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower). Without limiting the rights of any Borrower to repay outstanding Borrowings or to make Borrowings in any currency permitted hereunder, (i) no Borrower shall be permitted to change the Borrower or currency of any particular Borrowing once it has been made and (ii) each conversion or continuation of a Borrowing shall comply with the applicable provisions of Section 2.02.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)	the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)	in the case of an election resulting in a Borrowing, the Type of the resulting Borrowing; and

(iv)
in the case of an election resulting in a Borrowing, if the resulting Borrowing is to be a LIBOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR or EURIBOR Revolving Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the applicable Borrower fails to deliver a timely Interest Election Request (i) with respect to a LIBOR Revolving Borrowing denominated in U.S. Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Borrowing of the same Type with an Interest Period one month’s duration or (ii) with respect to a LIBOR Revolving Borrowing denominated in a Committed Alternative Currency or a Designated Committed Alterative Currency or a EURIBOR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of the Interest Period such Borrowing shall be continued as a Borrowing of the same Type with an Interest Period of one month’s duration.
(f)        Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in U.S. Dollars may be converted to or continued as a LIBOR Borrowing, (ii) unless repaid, each LIBOR Borrowing denominated in U.S. Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Revolving Borrowing denominated in a Committed Alternative Currency or a Designated Committed Alterative Currency shall be continued as a LIBOR Borrowing or a EURIBOR Borrowing, as the case may be, with an Interest Period of one month’s duration.

SECTION 2.10.    Termination, Reduction and Extension of Commitments. (a) Unless previously terminated, the Commitments of each Class shall terminate on the Maturity Date.
(b)    The Company may at any time terminate, or from time to time reduce, the Commitments of either Class; provided that (i) each reduction of the Commitments of either Class shall be in an amount that is an integral multiple of US$5,000,000 and not less than US$10,000,000 and (ii) the Company shall not terminate or reduce the Commitments of either Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the sum of the Revolving Credit Exposures of such Class plus the aggregate principal amount of outstanding Competitive Loans of such Class would exceed the total Commitments of such Class.
(c)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of either Class under paragraph (b) of this Section at least five Business Days (or such lesser number of days as may be acceptable to the Administrative Agent) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of either Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of either Class shall be permanent. Each reduction of the Commitments of either Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class.
(d) (i)    The Company may, by delivery of a written request (a “Maturity Date Extension Request”) to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 60 days prior to the first or second anniversary of the Effective Date, request that the Lenders extend the Maturity Date for an additional period of one year (the “Extended Maturity Date”); provided that there shall be no more than two extensions of the Maturity Date pursuant to this Section. Each Lender shall, by notice to the Company and the Administrative Agent given not later than the 15th day after the date of the Administrative Agent’s receipt of the Company’s Maturity Date Extension Request (or such other date as the Company and the Administrative Agent may otherwise agree, which may include extensions of any previously announced date; such date, the “Extension Date”), advise the Company whether or not it agrees to the requested extension (each such Lender agreeing to a requested extension being called a “Consenting Lender”, and each such Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Company and the Administrative Agent by such Extension

Date shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders holding 66⅔% of the aggregate Commitments shall have agreed to a Maturity Date Extension Request by the Extension Date, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”).

(ii)
It is understood that the Company shall have the right, pursuant to Section 2.20(b), at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to the applicable Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender as of the date it agrees to replace such Declining Lender.

(iii)
Notwithstanding the foregoing provisions of this Section 2.10, no extension of the Existing Maturity Date shall be effective with respect to any Lender unless, on and as of the Extension Date in respect of such extension, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such extension) and the Administrative Agent shall have received a certificate to that effect, dated as of such Extension Date, and executed by a Financial Officer.

(iv)
On the Existing Maturity Date, if there remain any Declining Lenders and any Revolving Loans are outstanding, each applicable Borrower (A) shall prepay all Revolving Loans then outstanding (including all accrued but unpaid interest thereon), together with all fees and any other amounts due and owing hereunder to such Declining Lenders and (B) may, at its option, fund such prepayment by simultaneously borrowing Revolving Loans of Class or Classes and the Types and for the Interest Periods specified in a Borrowing Request delivered pursuant to Section 2.03, which Revolving Loans shall be made by the Lenders ratably in accordance with their respective Commitments of the applicable Class or Classes (calculated after giving effect to the termination of the Commitments of the Declining Lenders). The payments made pursuant to clause (A) above in respect of each LIBOR Loan or EURIBOR Loan shall be subject to Section 2.17.

SECTION 2.11.    Repayment of Loans; Evidence of Debt. (a)Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender owing by such Borrower to such Lender on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan owing by such Borrower on the last day of the Interest Period applicable to such Loan and (iii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan of such Swingline Lender owing by such Borrower on the earlier of the Maturity Date and the date that is five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing or Competitive Borrowing (other than a Revolving Borrowing or Competitive Borrowing denominated in an Alternative Currency) is made by a Borrower, such Borrower shall repay all Swingline Loans of such Borrower which were outstanding at the time such Borrowing was requested.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made to each Borrower hereunder, the Class and Type thereof and, in the case of any LIBOR or EURIBOR Borrowing, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans of the applicable Borrower evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.12.    Prepayment of Loans. (a)Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section; provided that such Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.
(b)    If, as of any Revaluation Date, the sum of the total Revolving Credit Exposures of either Class plus the aggregate principal amount of Competitive Loans of such Class exceeds 105% of the total Commitments of such Class, then the applicable Borrowers shall, not later than the date that is four Business Days after the Company receives notice thereof from the Administrative Agent, prepay one or more Revolving Borrowings or Swingline Borrowings in an aggregate amount sufficient to reduce such sum to an amount that does not exceed the total Commitments of such Class.
(c)    Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d)    The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment by such Borrower hereunder (i) in the case of prepayment of a LIBOR Revolving Borrowing or EURIBOR Revolving Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.10, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.10. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the participating Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same currency and Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.
SECTION 2.13.    Fees. (a)The Company agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee, which shall accrue at the Applicable Rate on the daily amount of each Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that if any Lender continues to have any Revolving Credit Exposure of either Class after its Commitment of such Class terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure of such Class from and including the date on which such Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on the date on which the Commitments of such Class terminate and on the Existing Maturity Date in the case of any Declining Lender, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing with respect to a Class after the date on which the Commitments of such Class terminate and with respect to any Declining Lender after the Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender of the applicable Class, a participation fee with respect to its participations in Letters of Credit of such Class issued for the account of such Borrower, which shall accrue at the same Applicable Rate as the spread over the Adjusted LIBO rate applicable to LIBOR Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letters of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment of the applicable Class terminates and the date on which such Lender ceases to have any LC Exposure attributable to such Letters of Credit, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and such Issuing Bank on the average daily amount of the LC Exposure attributable to such Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure attributable to such Letters of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, negotiation, renewal or extension of any such Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees with respect to Letters of Credit of a Class shall be payable on the date on which the Commitments of such Class terminate and with respect to any Declining Lender on the Existing Maturity Date and any such fees accruing after the date on which the Commitments of such Class terminate and after the Existing Maturity Date in the case of any Declining Lender shall be payable on demand. Any other fees payable to such Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(d)    All fees payable hereunder shall be paid in U.S. Dollars on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.14.    Interest. (a)The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each LIBOR Borrowing shall bear interest (i) in the case of a LIBOR Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a LIBOR Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.
(c)    The Loans comprising each EURIBOR Borrowing shall bear interest (i) in the case of a EURIBOR Revolving Loan, at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a EURIBOR Competitive Loan, at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.
(d)    Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.
(e)    Each Swingline Loan shall bear interest at the rate then applicable to ABR Loans pursuant to paragraph (a) of this Section unless the applicable Borrower (or the Company) and the applicable Swingline Lender shall have agreed in writing that a different rate shall apply (in which case such different rate shall apply).
(f)        Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount denominated in U.S. Dollars, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section or (iii) in the case of any other amount denominated in an Alternative Currency, 2% plus (A) in the event that there is only one LIBOR Borrowing or one EURIBOR Borrowing outstanding at such time in such Alternative Currency, the rate applicable to LIBOR Loans or EURIBOR Loans comprising such LIBOR Borrowing or EURIBOR Borrowing, as the case may be, in such Alternative Currency as provided in paragraph (b) of this Section, (B) in the event that there are more than one LIBOR Borrowing or one EURIBOR Borrowing outstanding at such time in such Alternative Currency, the weighted average of the rates applicable to the LIBOR Loans or EURIBOR Loans comprising such LIBOR

Borrowing or EURIBOR Borrowing, as the case may be, in such Alternative Currency as provided in paragraph (b) of this Section and (C) in the event that there are no LIBOR Borrowings or EURIBOR Borrowings outstanding at such time, the rate that would be applicable to a LIBOR Loan or EURIBOR Loan having an Interest Period of one month assuming that such LIBOR Loan or EURIBOR Loan, as the case may be, were made at such time.
(g)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of either Class, upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the applicable Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Revolving Loan or EURIBOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.
(h)    All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, Adjusted EURIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.15.    Alternate Rate of Interest; Illegality. (a)If prior to the commencement of any Interest Period for a LIBOR Borrowing or a EURIBOR Borrowing:

(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the Adjusted EURIBO Rate, as applicable, for such Interest Period; or

(ii)
the Administrative Agent is advised by the Required Lenders (or, in the case of a LIBOR Competitive Loan or EURIBOR Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate, the LIBO Rate or the Adjusted EURIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a LIBOR Borrowing or EURIBOR Borrowing, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a LIBOR Borrowing denominated in U.S. Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Company for a LIBOR Competitive Borrowing, EURIBOR Competitive Borrowing or a Revolving Borrowing in a Committed Alternative Currency or in a Designated Committed Alternative Currency shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by any Borrower for LIBOR Competitive Borrowings may be made to Lenders that are not affected thereby, (B) if the circumstances giving rise to such notice affect Borrowings of only one Type or currency, then the other Type or currencies of Borrowings shall be permitted and (C) if the circumstances giving rise to such notice affect one or more Borrowers but not all Borrowers, then Borrowings by the unaffected Borrower or Borrowers shall not be affected thereby.
(b)    Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or any applicable lending office of such Lender to make, maintain, or fund EURIBOR Loans or LIBOR Loans in one or more currencies, or to make Loans of any Type to Borrowers in one or more jurisdictions, hereunder, then such Lender shall promptly notify the Company thereof and such Lender’s obligation to make or continue any EURIBOR Loans or LIBOR Loans in such currencies, to convert other Types of Loans into EURIBOR Loans or LIBOR Loans in such currencies or to make Loans to Borrowers in such jurisdictions shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund EURIBOR Loans or LIBOR Loans in such currencies and Loans to Borrowers in such jurisdictions), and each such EURIBOR Loan or LIBOR Loan in an affected currency then outstanding shall (a) in the case of Loans in U.S. Dollars (other than Competitive Loans), be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto, (b) in the case of Loans in any Alternative Currency (other than Competitive Loans), at the option of the applicable Borrower, either (i) be paid on the last day of the then-current Interest Period with respect thereto or (ii) be converted into ABR Loans denominated in U.S. Dollars on the last day of the then-current Interest Period with respect thereto, at the Exchange Rate in effect on such day (it being agreed that at the request of any affected Lender (with a copy to the Administrative Agent), the applicable Borrower will pay to such Lender any additional amount required to compensate such Lender for any actual losses sustained by it as a result of such conversion of the currency of any Loan) and (c) in the case of Competitive Loans, be due and payable on the last day of the then-current Interest Period with respect thereto.
SECTION 2.16.    Increased Costs. (a) If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate) or any Issuing Bank;

(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)
impose on any Lender, any Issuing Bank or the London or European interbank market any other condition affecting this Agreement or LIBOR Loans, EURIBOR Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower or the Company will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the applicable Borrower or the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower or the Company shall pay such Lender or such

Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the applicable Borrower and the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270‑day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.
SECTION 2.17.    Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan, EURIBOR Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan, EURIBOR Loan or Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12(d) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any LIBOR Loan, EURIBOR Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.20, in each case except as a result of the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each affected Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan or EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency and of a comparable amount and period from other banks in the London or European interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error; provided that after receiving written request therefor by the applicable Borrower, each affected Lender shall promptly provide such Borrower with an estimate of any amount or amounts that such Lender is entitled to receive pursuant to this Section. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.18. (a)     Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) (i)    The applicable Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Recipient, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18(c)(i)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority provided that if the Recipient fails to file notice to the applicable Borrower of the imposition of any Indemnified Taxes or Other Taxes within 120 days following the receipt of actual written notice by such Recipient of the imposition of such Indemnified Taxes or Other Taxes, there will be no obligation for such Borrower to pay interest or penalties attributable to the period beginning after such 120th day and ending seven days after the applicable Borrower receives notice from such Recipient, as applicable. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)
Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes

attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.18(c)(ii).
(d) (i)     Any Lender, with respect to a Borrower, that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which such Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that with respect to amounts payable by a Foreign Subsidiary Borrower, such Lender will not be treated as failing to comply with this Section 2.18(d) unless such Lender has received written notice from such Foreign Subsidiary Borrower advising it of the availability of such exemption or reduction and such Foreign Subsidiary Borrower cooperates in good faith with such Lender in preparing all applicable documentation.

(ii)	Without limiting the generality of the foregoing:
(A)    Each Lender that is a U.S. Person shall deliver to the Administrative Agent (with a copy to the applicable Borrower) on or prior to the date on which such Person becomes a party hereunder (and from time to time thereafter upon the reasonable request of such Borrower of the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding; and
(B)    Each Lender that is not a U.S. Person shall establish a complete exemption from U.S. Federal withholding Tax with respect to payments hereunder or under any other Loan Document through application of the Code or an applicable treaty by delivering to each Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a party to this Agreement (or after accepting an assignment of any interest hereunder) and from time to time thereafter upon reasonable request by the Administrative Agent or such Borrower, two duly completed copies of the following, as applicable: (1) IRS W-8BEN claiming eligibility of the Lender for benefits of an income tax treaty to which the United States is a party, (2) in the case of a Lender claiming eligibility for the benefits of the exemption for “portfolio interest” under Section 881(c) of the Code, IRS W-8BEN along with a certificate to the effect that such Lender is not

(x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code, (3) IRS Form W-8ECI or (4) IRS Form W-8IMY and all supporting documentation (including any of the documentation listed in clauses (1), (2) and (3), as applicable) required pursuant to applicable Treasury Department regulations, or, in each case, an applicable successor form.

(iii)	Without limiting the generality of Section 2.18(d)(i):
(A)    Each UK Borrower shall, at the reasonable request of any Lender or the Administrative Agent, assist such Lender in timely completing any procedural formalities incumbent upon such UK Borrower (as may be applicable in the United Kingdom at the applicable time) reasonably necessary for such Lender to receive payments hereunder or under any other Loan Document without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
(B)    If a Lender holds a passport number under the UK DTTP Scheme and chooses the UK DTTP Scheme to apply to its receipt of payments hereunder or under any other Loan Document, then such Lender shall include an indication of such choice by providing to the Administrative Agent and each applicable UK Borrower such Lender’s reference number for the UK DTTP Scheme as soon as reasonably practicable and in any event within 10 Business Days of making or acquiring a Loan with the applicable UK Borrower.
(C)    Without limiting the generality of Section 2.18(d)(ii)(A), when a Lender provides the applicable UK DTTP Scheme reference number to the Administrative Agent and each UK Borrower in accordance with Section 2.18(d)(ii)(B), each UK Borrower shall file with HMRC a duly completed HMRC Form DTTP2 with respect to such Lender within 30 “working” days (as such term is used in the terms and conditions of the UK DTTP Scheme) of the date such Lender makes or acquires a Loan owing by such UK Borrower, and in each case each UK Borrower shall promptly provide such Lender and the Administrative Agent with a proof of, and a copy of, such filing. Unless impracticable, such filing shall be made by electronic online submission.
(e)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the

Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)     (i) All amounts expressed to be payable hereunder or under any other Loan Document by any Person to the Administrative Agent or any Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 2.18 (f)(ii), if VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender to any Person hereunder or under any other Loan Document and the Administrative Agent or such Lender is required to account to the relevant tax authority for the VAT, that Person must pay to the Administrative Agent or such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Administrative Agent or Lender must promptly provide an appropriate VAT invoice to that Person).

(ii)
If VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender (the “VAT Supplier”) to the Administrative Agent or any Lender (the “VAT Recipient”) hereunder or under any other Loan Document, and any Person other than the VAT Recipient (the “VAT Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

(A)    (where the VAT Supplier is the Person required to account to the relevant tax authority for the VAT) the VAT Relevant Party must also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The VAT Recipient must (where this Section 2.18(f)(ii)(A) applies) promptly pay to the VAT Relevant Person an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and
(B)    (where the VAT Recipient is the Person required to account to the relevant tax authority for the VAT) the VAT Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)
Where any Loan Document requires any Person to reimburse or indemnify the Administrative Agent or any Lender for any costs or expenses, that Person shall reimburse or indemnify (as the case may be) the Administrative Agent or such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Administrative Agent or such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)
Any reference in this Section 2.18(f) to any Person shall, at any time when such Person is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(v)
In relation to any supply made by the Administrative Agent or any Lender to any Person hereunder or under any other Loan Document, if reasonably requested by the Administrative Agent or such Lender, that Person must promptly provide the Administrative Agent or such Lender with details of that Person’s VAT registration and such other information as is reasonably requested in connection with such Agent or Lender’s VAT reporting requirements in relation to such supply.

(g)    Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations hereunder or under any other Loan Document.
(h)    For purposes of this Section 2.18, the term “Lender” includes any Issuing Bank.
SECTION 2.19.    Payments Generally; Pro Rata Treatment; Sharing of Set‑offs. (a) Except for payments required to be made hereunder in a Committed Alternative Currency or in a Designated Committed Alternative Currency in respect of principal of and interest on Revolving Loans denominated in such currency, or in an Alternative Currency as expressly provided in Section 2.04(g) or the following provisions of this Section, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16 or 2.18, or otherwise) in U.S. Dollars prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. All such payments in U.S. Dollars shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 10.03 shall be made directly to the Persons entitled thereto, without set-off or counterclaim. All payments to be made by a Borrower in an Alternative Currency shall be made in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency for the account of the Administrative Agent at such time and at such place as shall have been notified by the Administrative Agent to the applicable Borrower by not less than four Business Days’

notice. Any amounts received after the time required to be received hereunder on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (provided that if such payment date is the Maturity Date, the date for payment shall be the immediately preceding Business Day) and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under any Loan Document of principal or interest in respect of any Loan denominated in an Alternative Currency or of any breakage indemnity under Section 2.17 in respect of any such Loan shall be made in the currency in which such Loan is denominated. All other payments required to be made by any Loan Party under any Loan Document shall be made in U.S. Dollars except that any amounts payable under Section 2.16, 2.17 or 10.03 (or any indemnification or expense reimbursement provision of any other Loan Document) that are invoiced in a currency other than U.S. Dollars shall be payable in the currency so invoiced. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties; provided that all funds received by the Administrative Agent in an Alternative Currency shall be applied ratably to the payment of amounts due with respect to Loans denominated in such Alternative Currency in accordance with the provisions of this paragraph to the parties entitled thereto in accordance with the amounts then due to such parties.
(c)    If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set‑off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or each Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(c), 2.08(b), 2.19(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.20.    Mitigation Obligations; Replacement of Lenders. (a)If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to file any certificate or document reasonably requested by the Company or designate a different lending office for funding or booking its affected Loans hereunder or to assign its affected rights and obligations hereunder to another of its offices, branches or affiliates, if such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) in the judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay or cause one or more Subsidiary Borrowers to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender is a Declining Lender in respect of any Maturity Date Extension Request, or if any Lender requests compensation under Section 2.16, or if any Lender is a Defaulting Lender, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender delivers a Notice of Illegality pursuant to Section 2.22, or if the Company is entitled to replace a Lender pursuant to Section 10.02(c), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than in respect of any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment and delegation will result in a reduction in such compensation or payments, (iv) in the case of any such assignment and delegation resulting from the delivery of a Notice of Illegality under Section 2.22, it shall not be unlawful under U.S. Federal or applicable state or foreign law for the assignee to make Loans or otherwise extend credit to or do business with the Subsidiary in respect of which such Notice of Illegality was delivered and (v) in the case of any such assignment resulting from a Lender being a Declining Lender, the assignee shall have agreed to the applicable Maturity Date Extension Request; provided further that, in the case of any such right to require assignment by a Lender that becomes a Declining Lender, such right shall not apply after the applicable Extension Date unless the applicable Maturity Date Extension Request shall have become effective. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.21.    Increase in Commitments. (a)The Company may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders of the applicable Class), request that the Tranche A Commitments or the Tranche B Commitments be increased; provided that the total Commitments shall not be increased by more than US$500,000,000 during the term of this Agreement pursuant to this Section. Such notice shall set forth the amount of the requested increase in the total Commitments, the Class to be so increased and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days or more than 60 days after the date of such notice), and shall offer each Lender of such Class the opportunity to increase its Commitment of such Class by its Applicable Percentage of the proposed increased amount. Each Lender of the applicable Class shall, by notice to the Company and the Administrative Agent given not more than 10 days after the date of the Company’s notice, either agree to increase its Commitment of the applicable Class by all or a portion of the offered amount (each Lender so agreeing being an “Increasing Lender”) or decline to increase its Commitment of the applicable Class (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment of such Class). In the event that, on the 10th day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders of the applicable Class shall have agreed pursuant to the preceding sentence to increase their Commitments of such Class by an aggregate amount less than the increase in the total Commitments of such Class requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an “Augmenting Lender”), which may include any Lender, to extend Commitments of such Class or increase their existing Commitments of such Class in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender of either Class hereunder, shall be subject to the approval of the Administrative Agent, each Issuing Bank and each Swingline Lender (such approvals not to be unreasonably withheld), and the Company and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Commitment of such Class and/or its status as a Lender of such Class hereunder. Any increase in the total Commitments of either Class may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.
(b)    On the effective date (the “Increase Effective Date”) of any increase in the total Commitments of either Class pursuant to this Section 2.21 (the “Commitment Increase”), if any Revolving Loans of such Class are outstanding, then (unless all Lenders of such Class participate ratably in such Commitment Increase in accordance with their Commitments of such Class in effect prior to giving effect to such Commitment Increase) each Borrower (i) shall prepay all its Revolving Loans of such Class then outstanding (including all accrued but unpaid interest thereon) to the extent necessary to keep the outstanding Revolving Loans of such Class ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section after giving effect to the Commitment Increase and (ii) may, at its option, fund such prepayment by simultaneously borrowing Revolving Loans of the Types and for the Interest Periods

specified in a Borrowing Request delivered pursuant to Section 2.03, which Revolving Loans of such Class shall be made by the Lenders of such Class (including the Increasing Lenders and the Augmenting Lenders, if any) ratably in accordance with their respective Commitments of such Class (calculated after giving effect to the Commitment Increase). The payments made pursuant to clause (i) above in respect of each LIBOR Loan shall be subject to Section 2.17.
(c)    Increases and new Commitments of either Class created pursuant to this Section 2.21 shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above; provided that the Company may, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), extend such date by up to 30 days by delivering written notice to the Administrative Agent no less than three Business Days prior to the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above.
(d)    Notwithstanding the foregoing, no increase in the total Commitments of either Class (or in the Commitment of such Class of any Lender of such Class) or addition of an Augmenting Lender shall become effective under this Section unless (i) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders of such Class) documents consistent with those delivered on the Effective Date under clauses (c) and (d) of Section 4.01.
SECTION 2.22.    Subsidiary Borrowers. (a)The Company may at any time and from time to time elect that any wholly owned Subsidiary become a Borrower eligible to borrow Revolving Loans or Swingline Loans or to have Letters of Credit issued for its account, by delivering to the Administrative Agent an Election to Participate with respect to such Subsidiary; provided that any such Election to Participate shall be rendered null and void if the Administrative Agent shall have received from any Lender, within 15 Business Days after the Administrative Agent has posted such Election to Participate to the Lenders, that it shall be unlawful under U.S. Federal or applicable state or foreign law for such Lender to make Revolving Loans or otherwise extend credit to or do business with such Subsidiary as provided herein (a “Notice of Illegality”), in which case such Election to Participate shall not become effective until such time as such Lender withdraws such Notice of Illegality or ceases to be a Lender hereunder pursuant to Section 2.20(b). The eligibility of any Subsidiary Borrower to borrow hereunder, and to have Letters of Credit issued for its account, shall terminate when the Administrative Agent receives an Election to Terminate with respect to such Subsidiary. Each Election to Participate delivered to the Administrative Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Election to Terminate delivered to the Administrative Agent shall be duly executed on behalf of the Company, in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of the relevant Subsidiary theretofore incurred.

The Administrative Agent shall promptly give notice to the Lenders of its receipt of any Election to Participate or Election to Terminate.
(b)    Any election, notice or other action that may be given or taken by a Subsidiary Borrower hereunder may be given or taken by the Company on behalf of such Subsidiary Borrower, and the Administrative Agent and the Lenders shall be entitled to rely thereon, conclusively, without inquiry, and such election, notice or other action shall be binding upon such Subsidiary Borrower. Each Subsidiary Borrower hereby consents to the foregoing, and assumes all responsibility for elections, notices or actions hereunder given or taken on its behalf by the Company.
SECTION 2.23.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    facility fees shall cease to accrue on the amount of the Commitment of such Defaulting Lender pursuant to Section 2.13(a);
(b)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver, or other modification referred to in clause (i), (ii) or (iii) of the first proviso of Section 10.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification;
(c)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)
all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Tranche A Lenders or Non-Defaulting Tranche B Lenders, as applicable, in proportion to their respective Applicable Percentages, but only to the extent (A) the sum of all Non-Defaulting Tranche A Lenders’ Tranche A Revolving Credit Exposures plus such Defaulting Lender’s Tranche A Swingline Exposure and Tranche A LC Exposure does not exceed the total of all Non-Defaulting Tranche A Lenders’ Tranche A Commitments, (B) the sum of all Non-Defaulting Tranche B Lenders’ Tranche B Revolving Credit Exposures plus such Defaulting Lender’s Tranche B Swingline Exposure and Tranche B LC Exposure does not exceed the total of all Non-Defaulting Tranche B Lenders’ Tranche B Commitments and (C) no Default shall have occurred and be continuing at such time;

(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, each Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure attributable to such Borrower and (B) second, cash collateralize for the benefit of the applicable Issuing Banks the portion of such Defaulting Lender’s LC Exposure attributable to such Borrower (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding;

(iii)
the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure for so long as such Lender is a Defaulting Lender;

(iv)
if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.13(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and

(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and participation fees payable under Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)    so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, increase, renew or extend any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.23(c), and participating interests in any newly made funded Swingline Loan or in any newly issued, amended, increased, renewed or extended Letter of Credit shall be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).
If (x) a Bankruptcy Event with respect to a Parent shall occur following the date hereof and for so long as such Bankruptcy Event shall continue or (y) any Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan, and such Issuing Bank shall not be required to issue, amend, increase, renew or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender satisfactory to such Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company, each Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
ARTICLE III
Representations and Warranties
The Company represents and warrants to the Lenders that:
SECTION 3.01.    Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02.    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement (or, in the case of a Subsidiary that becomes a Subsidiary Borrower after the Effective Date, its Election to Participate, as applicable) and any promissory notes issued pursuant to Section 2.11(e) have been duly executed and delivered by the Company and each Subsidiary that is a Subsidiary Borrower and constitute, and the Guarantee Agreement when executed and delivered by each Guarantor will constitute, a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment (other than pursuant to this Agreement or repayment of amounts owing under the Existing Credit Agreements) to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, with respect to clauses (b) and (c), any such violations, defaults and payments which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and except, with respect to clause (d), any such Liens set forth in Schedule 6.02.
SECTION 3.04.    Financial Condition; No Material Adverse Change. (a)The Company has heretofore furnished to the Lenders its consolidated balance sheet and related statements of income, cash flows and shareholders’ equity and comprehensive income as of and for the fiscal year ended December 31, 2011, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(b)    As of the Effective Date, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, since December 31, 2011.
SECTION 3.05.    Properties. (a)Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Company and its Subsidiaries on a consolidated basis, except for minor defects in title and other matters that do not interfere with their ability to conduct their businesses on a consolidated basis as currently conducted or to utilize such properties for their intended purposes on a consolidated basis.
(b)    Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Company and its Subsidiaries on a consolidated basis, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters. (a)There are no actions, suits or proceedings (and, to the knowledge of the Company, there are no investigations) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that, other than actions, suits or proceedings commenced by the Administrative Agent or any Lender, involve this Agreement or the Transactions.

(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.
SECTION 3.07.    Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08.    Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which, if it were required to be fully paid, would reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject (to its knowledge, in the case of those to which only its Non-Controlled Subsidiaries are subject), and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

provided that for purposes of this sentence, any information disclosed in any publicly available filing made by the Company with the Securities and Exchange Commission pursuant to the rules and regulations of the Securities and Exchange Commission shall be considered to have been disclosed to the Lenders. Except as set forth in Schedule 3.11, neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company by any of its authorized representatives to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contained, at the time so furnished, any material misstatement of fact or omitted, at the time so furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and the nature and scope of the report, financial statement, certificate or other information being furnished, not materially misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 3.12.    Subsidiary Guarantors. As of the Effective Date, there are no Principal Domestic Subsidiaries other than the Subsidiary Guarantors.
ARTICLE IV
Conditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent (or its counsel) shall have received from each of the Company and the Subsidiary Guarantors either (i) a counterpart of the Guarantee Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of the Guarantee Agreement) that such party has signed a counterpart of the Guarantee Agreement.
(c)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, each Issuing Bank, each Swingline Lender and the Lenders and dated the Effective Date) of each of (i) Mayer Brown LLP, U.S. Counsel for the Loan Parties, (ii) Kaufhold Ossola &

Associés, Luxembourg counsel for the Loan Parties, (iii) Mayer Brown LLP, UK counsel for the Loan Parties and (iv) Scott Catlett, Esq., Corporate Counsel of the Company, in each case, in form and substance reasonably satisfactory to the Administrative Agent, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each of the Borrowers hereby requests such counsel to deliver such opinions.
(d)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties (such evidence of good standing to be limited to the good standing of each Loan Party in such Loan Party’s jurisdiction of organization, provided that in the case of Yum! Restaurants International S.à r.l., LLC (U.S. Branch), such evidence shall also include evidence of good standing in the State of Kentucky), the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(e)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, solely in his capacity as such and not individually, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(f)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.
(g)    All outstanding loans, accrued and unpaid interest thereon and accrued an unpaid fees and other amounts accrued and owing under the Existing Credit Agreements shall be paid in full or, substantially simultaneously with any initial Borrowing to be made hereunder, will be paid in full (without prejudice to any Borrower’s right to borrow hereunder in order to finance such payment) and all commitments under the Existing Credit Agreements shall have been terminated.
(h)    To the extent requested by not later than five Business Days prior to the Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including information required under the Act.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on March 22, 2012 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Company set forth in this Agreement shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that any such representations and warranties expressly relate to an earlier date in which case any such representations and warranties shall be true and correct (or, in the case of any such representation or warranty not qualified as to materiality, true and correct in all material respects) at and as of such earlier date.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and the applicable Subsidiary Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03.    Borrowings by Subsidiary Borrowers; Letters of Credit for Subsidiary Borrowers. The obligation of each Lender to make the initial Loan to any Subsidiary Borrower (other than Yum! Restaurants International S.à r.l., LLC (U.S. Branch) and Yum! Restaurants Holdings), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit on the first occasion for the account of any Subsidiary Borrower (other than Yum! Restaurants International S.à r.l., LLC (U.S. Branch) and Yum! Restaurants Holdings), is subject to the satisfaction of the following further conditions (in addition to the applicable conditions set forth in Section 4.02):
(a)    If reasonably requested by the Administrative Agent, the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of one or more counsel for such Subsidiary Borrower, reasonably acceptable to the Administrative Agent, in a form reasonably acceptable to the Administrative Agent.
(b)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary Borrower, its authorization to be a Subsidiary Borrower hereunder and any other legal matters relating to such Subsidiary Borrower or its status as a Subsidiary

Borrower, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(c)    The Administrative Agent and each Lender shall have received notice of an Election to Participate at least 10 Business Days prior to the date on which such initial Loan is to be made to such Subsidiary Borrower or such Letter of Credit is to be issued, amended, renewed or extended for the account of such Subsidiary Borrower.
ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Company will furnish to the Administrative Agent (with sufficient copies for each Lender):
(a)    within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, cash flows and shareholders’ equity and comprehensive income as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a qualification, exception or explanatory paragraph relating to the Company’s ability to continue as a going concern and without any qualification, exception or explanatory paragraph as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (identifying in an explanatory paragraph any material accounting changes); provided that delivery of the Company’s form 10-K containing the information required to be contained therein pursuant to the rules and regulations of the Securities and Exchange Commission, including the financial statements described above reported on by KPMG LLP or other independent public accountants of recognized national standing (without a qualification, exception or explanatory paragraph relating to the Company’s ability to continue as a going concern and without any qualification, exception or explanatory paragraph as to the scope of such audit), shall be deemed to satisfy the requirements of this clause (a);
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its condensed consolidated balance sheet and related statements of income, cash flows and shareholders’ equity and comprehensive income as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that delivery of the Company’s Form 10‑Q, containing the information required to be contained therein pursuant to the rules and regulations of the Securities and Exchange Commission, together with the certificate of a Financial Officer as described above, shall be deemed to satisfy the requirements of this clause (b);
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.09 and 6.10 (including any adjustments necessary to reflect the existence of any Excluded Subsidiaries) and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and
(f)        promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided that any request by a Lender for any information pursuant to this clause (f) shall be made through the Administrative Agent.
(g)    Any financial statement, report, proxy statement or other material required to be delivered pursuant to clause (a), (b) or (e) of this Section shall be deemed to have been furnished to the Administrative Agent and each Lender on the date that such financial statement, report, proxy statement or other material is posted on the Securities and Exchange Commission’s website at www.sec.gov; provided that the Administrative Agent will promptly inform the Lenders of any such notification by the Company.
SECTION 5.02.    Notices of Material Events. The Company will furnish to the Administrative Agent written notice of any of the following promptly after a Financial Officer or other executive officer of the Company becomes aware thereof:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding US$100,000,000; and
(d)    any other development (except any change in general economic conditions) that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Subsidiaries on a consolidated basis; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or sale of assets permitted under Section 6.03.
SECTION 5.04.    Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.    Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of their business on a consolidated basis in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies (or pursuant to self‑insurance arrangements that are consistent with those used by other companies that are similarly situated), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06.    Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during normal business hours; provided that in the case of any Lender, unless an Event of Default has occurred and is continuing, the Company shall not be required to permit any such visits by such Lender or its representatives pursuant to this Section more than once during any calendar year (and the Lenders will exercise reasonable efforts to coordinate such visits through the Administrative Agent).
SECTION 5.07.    Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08.    Use of Proceeds and Letters of Credit. The proceeds of all Loans will be used only for general corporate purposes, including acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for general corporate purposes, including acquisitions.
ARTICLE VI
Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01.    Subsidiary Indebtedness. The Company will not permit the aggregate principal amount of Indebtedness of its Domestic Subsidiaries (excluding (a) any Indebtedness of a Domestic Subsidiary owed to the Company or another Domestic Subsidiary, (b) any Indebtedness of a Guarantor, so long as its Guarantee under the Guarantee Agreement remains in effect, (c) any Indebtedness of a Securitization Subsidiary that is included in calculating the Securitization Amount, (d) any Guarantee by a Domestic Subsidiary of Indebtedness of a Foreign Subsidiary, if the assets of such Domestic Subsidiary consist solely of investments in Foreign Subsidiaries and a de minimis amount of other assets, (e) Indebtedness existing as of the Effective Date and set forth on Schedule 6.01 and (f) Indebtedness of Subsidiary Borrowers in respect of Loans and Letters of Credit under this Agreement, but including (except as provided in clause (d) above) any Guarantee by a Domestic Subsidiary (other than a Guarantor) of Indebtedness of any other Person, including the Company, a Guarantor or a Foreign Subsidiary) at any time to exceed US$200,000,000.
SECTION 6.02.    Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset of the Company or any Domestic Subsidiary existing on the date hereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided further that, any such Lien securing obligations in excess of US$10,000,000 on the date hereof shall not be permitted under this clause (b) unless such Lien is set forth in Schedule 6.02;
(c)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    Liens on fixed or capital assets (including equipment) hereafter acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within

90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(e)    Liens securing Capital Lease Obligations arising out of Sale and Lease-Back Transactions; provided that (i) such Sale and Lease-Back Transaction is consummated within 90 days after the purchase by the Company or a Subsidiary of the property or assets which are the subject of such Sale and Lease-Back Transaction and (ii) such Liens do not at any time encumber any property or assets other than the property or assets that are the subject of such Sale and Lease-Back Transaction;
(f)        any Lien on any property or asset of any Subsidiary securing obligations in favor of the Company or any other Subsidiary;
(g)    any Lien on any property or asset of any Foreign Subsidiary securing obligations of any Foreign Subsidiary;
(h)    Permitted Securitization Transactions and Liens arising in connection with any Permitted Securitization Transaction; provided that the aggregate Securitization Amount in respect of Permitted Securitization Transactions and Liens arising in connection therewith permitted by this clause (h) shall not exceed US$250,000,000 at any time; and
(i)        other Liens not otherwise permitted by the foregoing clauses of this Section (including Permitted Securitization Transactions and Liens arising in connection with any Permitted Securitization Transaction, to the extent exceeding the amount in clause (h) above); provided that the Lien Basket Amount shall not at any time exceed 15% of the Consolidated Net Tangible Assets of the Company.
SECTION 6.03.    Fundamental Changes. (a)The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and the Subsidiaries (taken as a whole), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and no Default shall result therefrom (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, in the case of a merger involving a Subsidiary Borrower, the survivor shall be the Subsidiary Borrower), (iii) any Subsidiary (other than a Subsidiary Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (iv) this Section shall not be construed to restrict Permitted Securitization Transactions; provided that for purposes of this Section 6.03, one or more Refranchising Transactions shall not constitute the sale, transfer or disposition of all or substantially all of the assets of the Company and the Subsidiaries.
(b)    A substantial majority of the business engaged in by the Company and its Subsidiaries will continue to be businesses of the type conducted by the Company and its Subsidiaries on the Effective Date and businesses reasonably related thereto; provided that the foregoing shall not be construed to restrict the conduct of businesses that are limited to serving the Company and its Subsidiaries and their respective franchisees and licensees, such as the creation of Subsidiaries to conduct insurance or inventory purchasing activities for the Company and its Subsidiaries and their respective franchisees and licensees.
SECTION 6.04.    [Intentionally omitted.]
SECTION 6.05.    Hedging Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement or commodity price protection agreement or other commodity price hedging arrangement, other than Hedging Agreements, commodity price protection agreements and other commodity price hedging arrangements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.
SECTION 6.06.    [Intentionally omitted.]
SECTION 6.07.    Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other material transactions with, any of its then Affiliates, except (a) in the ordinary course of business for consideration and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties (including pursuant to joint venture agreements entered into after the Effective Date with third parties that are not Affiliates), (b) transactions between or among the Company and its wholly owned Subsidiaries or between or among wholly owned Subsidiaries, in each case not involving any other Affiliate, (c) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock, (d) the Company and its Subsidiaries may make Equity Payments in respect of any of their respective Equity Interests, or pursuant to or in accordance with stock option plans or employee benefit plans for management or employees of the Company and its Subsidiaries and (e) the foregoing shall not prevent the Company or any Subsidiary from performing its obligations under agreements existing on the date hereof between the Company or any of its Subsidiaries and any joint venture of the Company or any of its Subsidiaries in accordance with the terms of such agreements as in effect on the date hereof or pursuant to amendments or modifications to any such agreements that are not adverse to the interests of the Lenders.

SECTION 6.08.    Issuances of Equity Interests by Principal Domestic Subsidiaries. The Company will not permit any Principal Domestic Subsidiary to issue any additional Equity Interest in such Principal Domestic Subsidiary other than (a) to the Company, (b) to another Subsidiary in which the Company owns, directly or indirectly, a percentage interest not less than the percentage interest owned in the Principal Domestic Subsidiary issuing such Equity Interest, (c) any such issuance that does not reduce the Company’s aggregate direct and indirect percentage ownership interest in such Principal Domestic Subsidiary and (d) issuances of Equity Interests after the date hereof which are not otherwise permitted by the foregoing clauses of this Section, provided that the aggregate consideration received therefor (net of all consideration paid in connection with all repurchases or redemptions thereof) does not exceed US$100,000,000 during the term of this Agreement.
SECTION 6.09.    Leverage Ratio. The Company will not permit the Leverage Ratio as of any date to exceed 2.75 to 1.0.
SECTION 6.10.    Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending after the Effective Date to be less than 1.40 to 1.00.
SECTION 6.11.    Sale and Lease-Back Transactions. The Company will not, and will not permit any of its Domestic Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Lease-Back Transaction”), except (a) any Sale and Lease-Back Transaction consummated within 90 days after the purchase by the Company or a Domestic Subsidiary of the property or assets (other than assets acquired pursuant to any Permitted Acquisition) which are the subject of such Sale and Lease-Back Transaction, (b) any Sale and Lease-Back Transaction between the Company and any Subsidiary or any Subsidiary and any other Subsidiary and (c) other Sale and Lease-Back Transactions; provided that any Sale and Lease-Back Transaction permitted by clause (c) above shall be subject to compliance with the limitation set forth in the proviso to clause (i) of Section 6.02.
SECTION 6.12.    Ownership of Subsidiary Borrowers. The Company will not permit a Subsidiary Borrower to cease to be a direct or indirect wholly owned subsidiary (other than to the extent of director’s qualifying shares) of the Company, unless an Election to Terminate shall have been delivered with respect to such Subsidiary Borrower and all obligations of such Subsidiary Borrower in respect of Loans made to it have been repaid and there is no remaining Revolving Credit Exposure to such Subsidiary Borrower.

ARTICLE VII
Events of Default
SECTION 7.01.    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement payable by it when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable by it under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
(c)    any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company’s or any Subsidiary Borrower’s existence) or 5.08 or in Article VI;
(e)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);
(f)        the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) Indebtedness that becomes due as a result of the voluntary sale or transfer of property or assets by the Company or a Subsidiary or (ii) any amount that becomes due under a Hedging Agreement as a result of the termination thereof, other than a termination by the applicable counterparty attributable to an event or condition that constitutes or is in the nature of an event of default in respect of the Company or a Subsidiary;

(h)    [Intentionally omitted];
(i)        subject to Section 7.02, an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(j)        subject to Section 7.02, the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(k)    subject to Section 7.02, the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)        subject to Section 7.02, one or more judgments for the payment of money in an aggregate amount in excess of US$125,000,000 (excluding amounts believed in good faith by the Company to be covered by insurance from financially sound insurance companies) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;
(m)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(n)    a Change in Control shall occur; or
(o)    any Guarantee by any Guarantor under the Guarantee Agreement shall be determined by a court of competent jurisdiction, or shall be asserted by a Borrower or a Guarantor, to be unenforceable, or any Guarantor shall fail to observe or perform any material covenant, condition or agreement contained in the Guarantee Agreement; provided that the foregoing shall not apply with respect to the termination of any or all the Guarantees (other than the Guarantee of the Company) under the Guarantee Agreement pursuant to Section 11 thereof or Section 10.02(b) hereof;
then, and in every such event (other than an event with respect to any Borrower described in clause (i) or (j) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding, to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company and the Subsidiary Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Subsidiary Borrowers, and (iii) enforce its rights under the Guarantee Agreement on behalf of the Lenders and the Issuing Banks; and in case of any event with respect to any Borrower described in clause (i) or (j) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

SECTION 7.02.    Exclusion of Immaterial Subsidiaries. Solely for purposes of determining whether a Default has occurred under clause (i), (j), (k) or (l) of Section 7.01, any reference in any such clause to any “Subsidiary” shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that (a) is not a Principal Domestic Subsidiary or a Subsidiary Borrower, (b) does not have consolidated assets accounting for more than 3% of the consolidated assets of the Company and its Subsidiaries, (c) did not, for the most recent period of four consecutive fiscal quarters, have consolidated revenues accounting for more than 3% of the consolidated revenues of the Company and its Subsidiaries and (d) did not, for the most recent period of four consecutive fiscal quarters, have Consolidated EBITDAR in an amount exceeding 3% of the Company’s Consolidated EBITDAR for such period; provided that if it is necessary to exclude more than one Subsidiary from clause (i), (j), (k) and (l) of Section 7.01 pursuant to this Section in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the conditions specified in clauses (b), (c) and (d) above are satisfied.

ARTICLE VIII
The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent herein and its successors to serve as administrative under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02, or as the Administrative Agent shall believe in good faith to be necessary, under the Loan Documents), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Person serving the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “Notice of Default”) is given to the Administrative Agent by a Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document or the occurrence of any Default, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Credit Exposure or the component amounts thereof or of any determination made by it under Section 1.05.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties, including through its Toronto or London branches (or other branches) as applicable. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company (which consent shall not be unreasonably withheld, and shall not be required so long as any Event of Default set forth in clause (i) or (j) of Section 7.01 has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks and with the consent of the Company (which consent shall not be unreasonably withheld, and shall not be required so long as any Event of Default set forth in clause (i) or (j) of Section 7.01 has occurred and is continuing; provided that the Company shall be deemed to have consented to such an appointment unless it shall have objected thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), appoint a successor Administrative Agent which shall be a bank with an office (or that has Affiliates with an office) in New York, New York and London, United Kingdom, for the successor Administrative Agent; provided that, notwithstanding any of the foregoing, if no successor shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Administrative Agent’s notice of its resignation, the retiring Administrative Agent may elect, by notice to the Company and the Lenders, that its resignation shall become effective without a successor having been appointed, in which case (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company or any Subsidiary Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Each party hereto agrees and acknowledges that the Syndication Agents, the Documentation Agents and the Lead Arrangers do not have any duties or responsibilities in their capacities as Syndication Agents, Documentation Agents and Lead Arrangers, respectively, hereunder or under any other Loan Document and shall not have, or become subject to, any liability hereunder in such capacities, but all such Persons shall have the benefit of the indemnities provided for hereunder.
The provisions of this Article are solely for the benefit of the Administrative Agent, the Lead Arrangers, the Syndication Agents, the Documentation Agents, the Lenders and the Issuing Banks, and none of the Company or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.
ARTICLE IX
Collection Allocation Mechanism
On the CAM Exchange Date, (a) the Commitments shall automatically and without further act be terminated as provided in Article VII, (b) each Lender shall become obligated to fund, within one Business Day, all participations in outstanding Swingline Loans held by it (it being agreed that the CAM Exchange shall not result in a reallocation of such funding obligations, but only of the funded participations resulting therefrom) and (c) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Designated Obligation. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 10.04 and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph), but giving effect to assignments after the CAM Exchange Date, it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all an assigning Lender’s rights and obligations in respect of a single Class of Commitments or Loans.
In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement of either Tranche by an Issuing Bank that is not reimbursed by the applicable Borrower, then (a) each Tranche A Lender or Tranche B Lender, as applicable, shall, in accordance with Section 2.06(d), promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such Lender’s Tranche A Percentage or Tranche B Percentage, as the case may be, of such LC Disbursement (without giving effect to the CAM Exchange), (b) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations and (c) in the event distributions shall have been made in accordance with the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive absent manifest error.
ARTICLE X
Miscellaneous
SECTION 10.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)
if to the Company or any Subsidiary Borrower, to it at Yum! Brands, Inc., P.O. Box 32070, Louisville, KY 40232, (or, in the case of overnight packages, 1441 Gardiner Lane, Louisville, KY 40213-1963), Attention of William L. Gathof, Vice President and Treasurer (Telecopy No. (502) 874-8948);

(ii)	if to the Administrative Agent, JPMCB, in its capacity as a Swingline Lender or JPMCB, in its capacity as Issuing Bank, as follows:
(A)    if such notice relates to a Loan or Borrowing denominated in U.S. Dollars, or does not relate to any particular Loan, Borrowing or Letter of Credit, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, TX 77002-6924, Attention of Lisa McCants (Telecopy No. (713) 750-2119), with a copy to JPMorgan Chase Bank, N.A., 383 Madison

Avenue, 24th Floor, New York, NY 10179, Attention of Malwina Siedlinska (Telecopy No. (212) 270-1058);
(B)    if such notice relates to a Loan or Borrowing denominated in an Alternative Currency, to J.P. Morgan Europe Limited, 125 London Wall, London, EC2Y-5AJ, United Kingdom, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 (0) 207 777 2360) with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, NY 10179, Attention of Malwina Siedlinska (Telecopy No. (212) 270-1058; and
(C)    if such notice relates to a Letter of Credit, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Drive, Floor 4, Tampa, FL 33610, Attention of Letter of Credit Department (Telecopy No. (813) 432-5162, with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, NY 10179, United States, Attention of Malwina Siedlinska (Telecopy No. (212) 270-1058;

(iii)
if to Citibank, N.A., in its capacity as Issuing Bank or in its capacity as Swingline Lender, to it at Citibank, N.A., 1615 Brett Road Building III, New Castle, DE 19720, Attention of Loan Administration (Telecopy No. (212) 994-0961) with a copy to Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention of Barbara Chrzan (Telecopy No. (646) 291-1754);

(iv)	if to Wells Fargo Bank, National Association, in its capacity as Issuing Bank or in its capacity as Swingline Lender, as follows:
(A)    if such notice relates to a Letter of Credit, to Wells Fargo Bank, National Association, 1808 Aston Avenue, Suite 250, Carlsbad, CA 92008, Attention of Loan Administration (Telecopy No. (303) 863-2729, with a copy to Wells Fargo Bank, National Association, 1808 Aston Avenue, Suite 250, Carlsbad, CA 92008, Attention Denise Crouch (Telecopy No. (303) 863-2729;
(B)    if such notice relates to a Swingline Loan, to Wells Fargo Bank, National Association, 1808 Aston Avenue, Suite 250, Carlsbad, CA 92008, Attention of Participant Loan Servicing (Telecopy No. (303) 863-2729, with a copy to Wells Fargo Bank, National Association, 1808 Aston Avenue, Suite 250, Carlsbad, CA 92008, Attention Denise Crouch (Telecopy No. (303) 863-2729; and

(v)	if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent and the Company; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent, the Company and the applicable Lenders. The Administrative Agent, the Company or any Subsidiary Borrower may, in its

discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 10.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any other Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Subsidiary Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan (or the date of any payment required pursuant to Section 2.12(b)), LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.19(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, or release or limit the Company’s Guarantee under the Guarantee Agreement, in each case without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required

Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided further that, (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, an Issuing Bank or a Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be and (ii) any waiver, amendment or modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of one Class (but not of both Classes) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Lenders under the applicable Class. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.
(c)    If, in connection with any proposed waiver, amendment or modification of this Agreement or any other Loan Document or any provision hereof or thereof, the consent of one or more of the Lenders whose consent is required is not obtained, then the Company shall have the right to replace each such non-consenting Lender with one or more assignees pursuant to Section 2.20(b); provided that at the time of such replacement, each such assignee consents to the proposed waiver, amendment or modification.
(d)    Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to establish one or more new Classes (a “New Class”) of revolving credit commitments to be made available to any or all of the Borrowers, by an agreement in writing entered into by the Company, the Administrative Agent and each Person (including any Lender) that shall agree to provide any portion of such New Class of revolving credit commitments so established (but without the consent of any other Lender), and each Person that shall not already be a Lender shall, at the time the agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the commitments set forth in such agreement; provided that the establishment of a New Class shall not result in the aggregate amount of the sum of the Commitments plus the commitments under such New Class exceeding the aggregate amount of the Commitments outstanding immediately prior to the establishment of such New Class unless and to the extent that such New Class is established in connection with a Commitment Increase; provided further that, any Person that is Lender immediately prior to the establishment of such New Class and that wishes to participate as a Lender in such New Class may, with the consent of both the Company and the Administrative Agent (in each such case, such consent not to be unreasonably withheld or delayed), reduce the existing Commitment of such Lender, on a dollar-

for-dollar basis, by the aggregate amount of such Lender’s commitment under such New Class. Any such agreement shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of each New Class of revolving credit commitments established thereby (including the amount and final maturity thereof (which shall not be earlier than the Maturity Date), the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section 2.18 and the definition of “Required Lenders”) as the Company and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such New Class of revolving credit commitments; provided, however, that no such agreement shall (i) effect any changes described in any of clauses (i), (ii), (iii) or (iv) of paragraph (b) of this Section without the consent of each Person required to consent to such change under such clause (it being agreed, however, that the establishment of any New Class of revolving credit commitments will not, of itself, be deemed to effect any of the changes described in clauses (iv) or (v) of such paragraph (b)), or (ii) establish any covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowing without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited. The loans, commitments and borrowings of any New Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably from the Guarantee by the Company and the Guarantees by the Subsidiary Guarantors under the Guarantee Agreement. The Company shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Guarantee by the Company and the Guarantees by the Subsidiary Guarantors under the Guarantee Agreement continue to be in full force and effect after the establishment of any New Class of revolving credit commitments.
SECTION 10.03.    Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers, the Syndication Agents, the Documentation Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Lead Arrangers and one firm of local counsel in the foreign jurisdiction of each Subsidiary Borrower for the foregoing, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or the

Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Company shall indemnify the Administrative Agent, each Syndication Agent, each Documentation Agent, each Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (it being understood that, for purposes of this clause, each of a Lead Arranger, the Administrative Agent or a Lender, on the one hand, and their respective officers, directors, employees, agents and controlling persons, on the other hand, shall be considered to be a single party seeking indemnification) or (ii) with respect to any amounts paid pursuant to any settlement made by such Indemnitee without the consent of the Company, which consent shall not be unreasonably withheld.
(c)    To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or a Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be (i) was incurred by or asserted against the Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such and (ii) in respect of Extended Letters of Credit issued under Section 2.06(l), was incurred at or prior to the close of business on the date that is five Business Days prior to the Maturity Date. Any payment by a Lender hereunder shall not relieve the Company of its liability in respect thereof.
(d)    To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 10.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither the Company nor any Subsidiary Borrower may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or any Subsidiary Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, Indemnitees and the Related Parties of the Administrative Agent, the Issuing Banks and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to any Borrower or any Affiliate or Subsidiary of any Borrower or to a natural Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment of either Class and the Loans of such Class at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Company; provided that no consent of the Company shall be required (x) for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) with respect to a Lender, except that no such assignment shall be permitted without the Company’s consent by reason of this clause (x) if it would result in the relevant Lender, together with its Affiliates and any Approved Funds with respect to such Lender, having Commitments, whether used or unused, that exceed 20% of the total Commitments as of the proposed effective date of such assignment, or (y) if an Event of Default has occurred and is continuing, any other assignee;

(B)    the Administrative Agent; and
(C)    each Issuing Bank.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment of a Class, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that (x) this clause shall not apply to rights in respect of outstanding Competitive Loans and (y) this clause shall not be construed to prevent an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(E)    in the case of an assignment by a Lender to a CLO (as defined below) administered or managed by such Lender or by an Affiliate of such Lender, the assigning Lender may retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such CLO;
(F)    no assignment shall be permitted that would reasonably be expected to result in any direct or indirect increase in costs, Taxes or other expenses that the Company or any other Loan Party is required to pay or reimburse under any applicable provisions hereunder.
For purposes of this Section 10.04(b), the terms “Approved Fund” and “CLO” have the following meanings:
“Approved Fund” means, with respect to any Lender, (a) a CLO administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment or Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”), and shall give prompt written notice to the Company of each Assignment and Assumption so accepted and recorded. The entries in the Register shall be conclusive, and the Company, the Subsidiary Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Subsidiary Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c) (i)    Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (other than to any Borrower or any Affiliate or Subsidiary of any Borrower or to a natural Person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Subsidiary Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each of the Company and the Subsidiary Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.

(ii)
Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)
A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Company. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company and the Subsidiary Borrowers, to comply with Section 2.18(d) as though it were a Lender.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, or any central bank having jurisdiction over such Lender and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Guarantee Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent and the Issuing Banks constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company or any Subsidiary Borrower against any of and all the obligations of the Company or such Subsidiary Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement, but only to the extent such obligations are then due and payable. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 10.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or any Subsidiary Borrower or its properties in the courts of any jurisdiction.

(c)    Each of the Company and the Subsidiary Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Each Subsidiary Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in paragraph (b) above. If for any reason such designee, appointee and agent shall cease to act as such, each Subsidiary Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE GUARANTEE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12.    Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’

directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (subject to the last sentence of this paragraph), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or any Subsidiary Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or any Subsidiary Borrower, (i) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of such Information or (k) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans. For the purposes of this Section, “Information” means all information received from the Company or any Subsidiary Borrower relating to the Company, any Subsidiary Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. If any Lender receives any subpoena or similar legal process referred to in clause (c) above, such Lender will endeavor, to the extent practicable, to notify the Company and afford the Company an opportunity to challenge the same before disclosing any confidential Information pursuant thereto.
SECTION 10.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 10.14.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other currency; if the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss.
SECTION 10.15.    USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), (the “Act”), it is required to obtain, verify and record information that identifies the Company and each Subsidiary Borrower, which information includes the name and address of the Company and each Subsidiary Borrower and other information that will allow such Lender to identify the Company and each Subsidiary Borrower in accordance with the Act.
SECTION 10.16.    Waiver of Notice Period in Connection with Termination of the Existing U.S. Credit Agreement. Each Lender that is a party to the Existing U.S. Credit Agreement hereby waives the prior notice required for the termination of the commitments under Section 2.09(c) of the Existing U.S. Credit Agreement.
SECTION 10.17.    No Fiduciary Duty. The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. The Company and each Subsidiary Borrower agree that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Company and each Subsidiary Borrower acknowledge and agree that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. The Company and each Subsidiary Borrower acknowledge and agree that such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Company and the Subsidiary Borrowers agree that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

YUM! BRANDS, INC.,
by
/s/ William L. Gathof
Name:William L. Gathof
Title:Vice President and Treasurer

Yum! Restaurants International S.à r.l. (U.S. BRANCH),
By
/s/ Alan J. Kohn
Name:Alan J. Kohn
Title:Manager

Yum! Restaurant Holdings,
by
/s/ Tim Colborn
Name:Tim Colborn
Title:Director

JPMORGAN CHASE BANK, N.A.,
individually, as Administrative
Agent, Issuing Bank and
Swingline Lender

By:	/s/ Barry Bergman
Name:Barry Bergman
Title:Managing Director

CITIBANK, N.A., individually as Issuing
Bank and Swingline Lender

By:	/a/ Michael Vondriska
Name:Michael Vondriska
Title:Vice President

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: WELLS FARGO BANK NATIONAL ASSOCIATION, individually as Issuing Bank and Swingline Lender

by	/s/ Darcy McLaren
Name: Darcy McLaren
Title: Director

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: Fifth Third Bank

by	/s/ Mike Gifford
Name: Mike Gifford
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: HSBC Bank USA, National Association

by	/s/ James P. Kelly
Name: James P. Kelly
Title: Managing Director

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: U.S. Bank NA

by	/s/ Joseph C. Hensley
Name: Joseph C. Hensley
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: Bank of America, N.A.

by	/s/ William M. Bulger, Jr.
Name: William M. Bulger, Jr.
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH:

by	/s/ Katye Whalen
Name: Katye Whalen
Title: Vice President

For any Lender requiring a second signature line:

by	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: PNC BANK, NATIONAL ASSOCIATION, as a Lender

by	/s/ Deroy Scott
Name: Deroy Scott
Title: Senior Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: SCOTIABANK EUROPE PLC

by	/s/ John O'Connor
Name: John O'Connor
Title: Head of Credit Administration

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: Bank of China, New York Branch

by	/s/ Dong Yuan
Name: Dong Yuan
Title: Deputy General Manager

For any Lender requiring a second signature line:

by	--------------------------------------------------
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: Branch Banking and Trust Company, a North Carolina Banking Corporation

by	/s/ Greg R. Branstetter
Name: Greg R. Branstetter
Title: Senior Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: China Merchants Bank Co., Ltd., New York Branch

by	/s/ Chengyue Jiao
Name: Chengyue Jiao
Title: Deputy General Manager

For any Lender requiring a second signature line:

by	/s/ Hui Fang
Name: Hui Fang
Title: General Manager

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: GOLDMAN SACHS BANK USA

by	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: ING Bank N.V., Dublin Branch:

by	/s/ Padraig Matthews
Name: Padraig Matthews
Title: Vice President

For any Lender requiring a second signature line:

by	/s/ Aidan Neill
Name: Aidan Neill
Title: Director

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: MORGAN STANLEY BANK, N.A.

by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: The Northern Trust Company

by	/s/ Mike Fornal
Name: Mike Fornal
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: Australia and New Zealand Banking Group Limited

by	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: Comercia Bank:

by	/s/ Heather Whiting
Name: Heather Whiting
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: DBS Bank, Ltd., Los Angeles Agency

by	/s/ Aik Lim Kok
Name: Aik Lim Kok
Title: Assistant General Manager

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: Industrial and Commercial Bank of China Limited New York Branch

by	/s/ Mingqiang Bi
Name: Mr. Mingqiang Bi
Title: General Manager

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: MIZUHO CORPORATE BANK (USA)

by	/s/ Yasuo Imaizumi
Name: Yasuo Imaizumi
Title: Deputy General Manager

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: The Bank of New York Mellon

by	/s/ Jeffrey Dears
Name: Jeffrey Dears
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

Lender Signature Page to
the YUM! BRANDS, INC., Credit Agreement
dated as of the date first written above

Name of Institution: WESTPAC BANKING CORPORATION

by	/s/ David Brumby
Name: David Brumby
Title: Executive Director

For any Lender requiring a second signature line:

by
Name:
Title:

SCHEDULE A
TO
CREDIT AGREEMENT
GUARANTORS
Subsidiary (Jurisdiction of Incorporation)
Kentucky Fried Chicken International Holdings, Inc. (Delaware)
KFC Corporation (Delaware)
KFC Holding Co. (Delaware)
KFC U.S. Properties, Inc. (Delaware)
Pizza Hut, Inc. (California)
Pizza Hut International, LLC (Delaware)
Pizza Hut of America, Inc. (Delaware)
Taco Bell Corp. (California)
Taco Bell of America, LLC (Delaware)
YUM Restaurant Services Group, Inc. (Delaware)

SCHEDULE 2.01
To Credit Agreement
COMMITMENTS

Lender	Tranche A Commitment	Tranche B Commitment	Total
JPMorgan Chase Bank, N.A.	$0	$115,000,000	$115,000,000
Citibank, N.A.	$0	$115,000,000	$115,000,000
Wells Fargo Bank, National Association	$0	$115,000,000	$115,000,000
Fifth Third Bank	$0	$83,000,000	$83,000,000
HSBC Bank USA, National Association	$0	$83,000,000	$83,000,000
U.S. Bank NA	$0	$83,000,000	$83,000,000
Bank of America, N.A.	$0	$61,000,000	$61,000,000
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch	$0	$61,000,000	$61,000,000
PNC Bank, National Association	$0	$61,000,000	$61,000,000
Scotiabank Europe plc	$0	$61,000,000	$61,000,000
Bank of China, New York Branch	$43,000,000	$0	$43,000,000
Branch Bank and Trust Company, a North Carolina Banking Corporation	$43,000,000	$0	$43,000,000
China Merchants Bank Co., Ltd. New York Branch	$43,000,000	$0	$43,000,000
Goldman Sachs Bank USA	$0	$43,000,000	$43,000,000
ING Bank N.V., Dublin Branch	$0	$43,000,000	$43,000,000
Morgan Stanley Bank, N.A.	$0	$43,000,000	$43,000,000
The Northern Trust Company	$0	$43,000,000	$43,000,000
Australia and New Zealand Banking Group Limited	$0	$23,000,000	$23,000,000
Comerica Bank	$0	$23,000,000	$23,000,000
DBS Bank Ltd., Los Angeles Agency	$0	$23,000,000	$23,000,000
Industrial and Commercial Bank of China Limited New York Branch	$23,000,000	$0	$23,000,000
Mizuho Corporate Bank (USA)	$0	$23,000,000	$23,000,000
The Bank of New York Mellon	$0	$23,000,000	$23,000,000
Westpac Banking Corporation	$0	$23,000,000	$23,000,000
Total	$152,000,000	$1,148,000,000	1,300,000,000

SCHEDULE 2.06
To Credit Agreement
EXISTING LETTERS OF CREDIT
See Attached Chart of Existing Letters of Credit

SCHEDULE 2.15
To Credit Agreement
MANDATORY COST
1.    The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank, in each case, solely in respect of Alternative Currency Loans and Dollar-Denominated Loans made to Borrowers organized under the laws of a jurisdiction outside the United States.
2.    On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Group of Loans of all the Lenders) and will be expressed as a percentage rate per annum.
3.    The Additional Cost Rate for any Lender lending from an Applicable Lending Office in a member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating Economic and Monetary Union will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in the relevant Group of Loans of all the Lenders made from such Applicable Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from such Applicable Lending Office.
4.    The Additional Cost Rate for any Lender lending from an Applicable Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:
(a)    in relation to a Loan denominated in Sterling:

AB + C(B - D) + E x 0.01	% per annum
100 - (A + C)

(b)    in relation to a Loan denominated in any currency other than Sterling:

E x 0.01	% per annum
300

Where:
A    is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which such Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B    is the percentage rate of interest (excluding the Euro Currency Margin and the Mandatory Cost and any additional rate of interest specified in paragraph (d) of Section 2.07 (Interest rates)) payable for the relevant Interest Period on the Loan.
C    is the percentage (if any) of Eligible Liabilities which such Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.
D    is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.
E    is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.    For the purposes of this Schedule:
(a)    “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;
(b)    “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;
(c)    “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and
(d)    “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.    In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.
7.    If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.
8.    Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each

Lender shall supply the following information on or prior to the date on which it becomes a Lender:
(a)    the jurisdiction of its Applicable Lending Office; and
(b)    any other information that the Administrative Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.
9.    The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with an Applicable Lending Office in the same jurisdiction as its Applicable Lending Office.
10.    The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.
11.    The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.
12.    Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.
13.    The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

SCHEDULE 3.06
To Credit Agreement
DISCLOSED MATTERS
The matters described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under the captions “Item 3 — Legal Proceedings” and in “Note 19 —Contingencies” in the Notes to Consolidated Financial Statements under “Item 8 — Financial Statements and Supplementary Data.”

SCHEDULE 3.11
To Credit Agreement
DISCLOSURE
None.

SCHEDULE 6.01
To Credit Agreement
EXISTING INDEBTEDNESS

1.	Indebtedness of Domestic Subsidiaries (primarily relating to Capital Lease Obligations), in an amount of US$13,792,974 as of March 22, 2012.

2.
Aircraft lease obligation of KFC U.S. Properties, Inc., as lessee, to CVS Pharmacy, Inc. (as successor by merger to Caremark Aviation, LLC), as sublessor, in an amount of US$36,648,224 as of March 22, 2012.

SCHEDULE 6.02
To Credit Agreement
EXISTING LIENS

1.
Liens created and existing pursuant to the sale-leaseback agreements, Master Lease Agreements and related agreements entered into by certain subsidiaries of the Borrower and evidencing the following sale-leaseback transactions:

Original Transaction Date	Lessor	Lessee
April 30, 2003	GE Capital Franchise Finance Corporation, successor in interest to FFCA Acquisition Corporation	KFC U.S. Properties, Inc.
April 30, 2003 Amended August 15, 2003	LoJon Property II LLC	KFC U.S. Properties, Inc.

1

EXHIBIT A
[FORM OF] ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: _______________________________________________

2.	Assignee:________________________________________________ [and is an Affiliate/Approved Fund of [Identify Lender]][1]

3.	Company: Yum! Brands, Inc., a North Carolina corporation.
______________________
1    Select as applicable.

2

4.
Borrowers: The Company, Yum! Restaurants International S.à r.l., LLC (U.S. Branch), the U.S. Branch of a Luxembourg limited liability company, registered to do business as a foreign corporation in the State of Kentucky, Yum! Restaurants Holdings, an unlimited liability company organized and existing under the laws of England and Wales, and any other Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent, but in each case excluding any such Subsidiary as to which no Election to Terminate shall have been delivered to the Administrative Agent, in each case pursuant to Section 2.22.

5.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement.

6.
Credit Agreement: $1,300,000,000 Credit Agreement dated as of March 22, 2012 among Yum! Brands, Inc., the Subsidiaries of Yum! Brands, Inc. party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

7.	Assigned Interest:

	Aggregate Amount of Commitments/Loans of all Lenders[2]	Amount of Commitments/Loans Assigned	Percentage Assigned of Aggregate Amount of Commitments/Loans of all Lenders[3]
Tranche A	$[•]	$[•]	[•]%
Tranche B	$[•]	$[•]	[•]%

[8.    Trade Date:]4

Effective Date:                                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
_______________________________
2 Amount to be adjusted by counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date
3 Set forth, to at least nine decimals.
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

3

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

4

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR [NAME OF ASSIGNOR],
by _________________________________
Title:

ASSIGNEE [NAME OF ASSIGNEE],
by ________________________________
Title:

5

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank
by
        _______________________________
        Name:
        Title:
CITIBANK, N.A., as Issuing Bank
by
        _______________________________
        Name:
        Title:
WELLS FARGO BANK, NATIONAL, Association, as Issuing Bank
by
        _______________________________
        Name:
        Title:
[ISSUING BANK]
by
        _______________________________
        Name:
        Title:

[Consented to:]

[YUM! BRANDS, INC.]
by
        _______________________________
        Name:
        Title:

1

ANNEX 1
to the Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of Section 2.18(d) of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have

2

accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
[FORM OF GUARANTEE AGREEMENT]
GUARANTEE AGREEMENT dated as of [•], 2012, among YUM! BRANDS, INC., a North Carolina corporation (the “Company”), the subsidiaries of the Company listed on Schedule A hereto and such other subsidiaries as shall become parties hereto pursuant to Section 19 hereof (such listed and other subsidiaries of the Company being referred to herein collectively as the “Subsidiary Borrowers”; and the Subsidiary Borrowers and the Company being referred to herein collectively as the “Borrowers”), the subsidiaries of the Company listed on Schedule B hereto (such subsidiaries of the Company being referred to herein collectively as the “Subsidiary Guarantors”; and the Subsidiary Guarantors and the Company being referred to herein collectively as the “Guarantors”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders party to the Credit Agreement dated as of [•], 2012 (as amended from time to time, the “Credit Agreement”), among the Borrowers, the Lenders party thereto and the Administrative Agent.
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Lenders have respectively agreed to make Loans to the Borrowers, and the Issuing Banks have agreed to issue the Letters of Credit for the account of the Borrowers. The obligations of the Lenders to lend, and of the Issuing Banks to issue Letters of Credit, under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Guarantors of a guarantee agreement in the form hereof. As Affiliates of the Borrowers as of the Effective Date, the Guarantors acknowledge that they will derive substantial benefits from the extensions of credit to the Borrowers under the Credit Agreement. As consideration therefor and in order to induce the Lenders to make Loans and to induce the Issuing Banks to issue Letters of Credit, the Guarantors are willing to execute and deliver this Agreement.
Accordingly, the parties hereto agree as follows:
SECTION 1. Each of the Guarantors unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment by each of the Borrowers of (a) the principal of, premium, if any, and interest on the Loans made to each such Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for repayment or otherwise; (b) each payment required to be made by each of the Borrowers under Section 2.06 of the Credit Agreement in respect of any Letter of Credit, including in respect of reimbursements of LC Disbursements, when and as due, including interest thereon, if any, and obligations to provide cash collateral; and (c) all other monetary obligations of each of the Borrowers to the Lenders, the Issuing Banks and the

Administrative Agent under the Credit Agreement, in each case including interest or other monetary obligations accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) (all the foregoing obligations being collectively called the “Obligations”). Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.
SECTION 2. Each of the Guarantors waives presentment to, demand of payment from and protest to each of the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice to protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of the Credit Agreement or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Credit Agreement, any guarantee or any other agreement, including with respect to any other Guarantor under this Agreement; or (c) the failure of the Administrative Agent, any Issuing Bank or any Lender to exercise any right or remedy against any other Guarantor or guarantor of the Obligations.
SECTION 3. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives diligence, presentment, demand of payment, protest and all notices whatsoever and any right to require that resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Borrower or any other Person.
SECTION 4. The obligations of each Guarantor hereunder are absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute legal or equitable discharge or defense of a guarantee or surety, it being the intent hereof that the obligations of each Guarantor shall be absolute and unconditional and joint and several under any and all circumstances. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of any Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Obligations).

SECTION 5. Each of the Guarantors further agrees that its guarantee is continuing. The obligations of the Guarantor under this Agreement shall automatically be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower, any Guarantor or otherwise.
SECTION 6. In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of repayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Lender or Lenders or the applicable Issuing Bank or Issuing Banks, if and as appropriate, in cash the amount of such unpaid Obligation, in the same currency as such Obligation is required to be paid under the Credit Agreement.
SECTION 7. Each of the Subsidiary Guarantors jointly and severally represents and warrants that all representations and warranties contained in the Credit Agreement which relate to the Subsidiary Guarantors are true and correct (or, in the case of any such representation and warranty not qualified as to materiality, true and correct in all material respects).
SECTION 8. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 10 hereof), (a) each Borrower agrees that, in the event a payment shall be made by any Subsidiary Guarantor hereunder on account of any Obligation of such Borrower, then such Borrower shall indemnify such Guarantor for the full amount of such payment, and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) the Company agrees that, in the event a payment shall be made by any Subsidiary Guarantor hereunder on account of any Obligation of the Company (or on account of any Obligation of any Subsidiary Borrower that is not promptly paid by such Borrower pursuant to its indemnity in clause (a) above), then the Company shall indemnify such Subsidiary Guarantor for the full amount of such payment and the Company shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
SECTION 9. Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to Section 10 hereof) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder and such other Subsidiary Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the applicable Borrower or the Company as provided in Section 8 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 9 shall be subrogated to the rights of such Claiming Guarantor under Section 8 hereof to the extent of such payment.
SECTION 10. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 8 and 9 hereof and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated and junior in payment to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Company, any Subsidiary Borrower or any Subsidiary Guarantor to make the payments required by Sections 8 and 9 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
SECTION 11. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid and so long as the Lenders have any further commitment to lend or the Issuing Banks have any further obligation to issue Letters of Credit under the Credit Agreement or any Letter of Credit is outstanding, and shall be reinstated to the extent provided in Section 5 hereof. Each Subsidiary Guarantor shall be released from its guarantee hereunder in the event that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of, in accordance with the terms of the Credit Agreement, by the Company or a Subsidiary that shall own such stock, to a Person that is not an Affiliate of the Company, if such sale, transfer or other disposition is permitted under the Credit Agreement or if the Required Lenders shall have consented to such sale, transfer or other disposition (and if the terms of any such consent shall not provide otherwise). The guarantees made pursuant hereto by each of the Subsidiary Guarantors (a) may be terminated at any time with the approval of the Required Lenders and (b) will terminate at the Company’s discretion at any time that the Company’s senior unsecured, long term indebtedness for borrowed money (that is not guaranteed or subject to any other credit enhancement) is rated at least Baa2 by Moody’s or BBB by S&P upon receipt by the Administrative Agent of notice and a certificate executed by a Financial Officer to that effect. Upon termination of the guarantee hereunder of any Subsidiary Guarantor pursuant to the preceding sentence, such Subsidiary Guarantor shall cease to be a party hereto and shall no longer have any rights or obligations under this Agreement; provided that the provisions of this Section relating to the termination of the guarantees of Subsidiary Guarantors shall not affect the obligations of the Company as a Guarantor hereunder.
SECTION 12.  This Agreement and the terms, covenants and conditions hereof shall be binding upon each Guarantor and its successors and shall inure to the benefit of the Administrative Agent, the Issuing Banks and the Lenders and their respective successors and assigns. None of the Guarantors shall be permitted to assign or transfer any of its rights or obligations under this Agreement, except as expressly contemplated by this Agreement or the Credit Agreement.

SECTION 13. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent, any Issuing Bank or any Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder and under the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law. The waiver, amendment or modification of this Agreement shall be subject to Section 10.02 of the Credit Agreement.
SECTION 14. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations then due of such Guarantor now or hereafter existing under the Credit Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement, but only to the extent such obligations are then due and payable. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.
SECTION 15. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or any Guarantor or its properties in the courts of any jurisdiction.
(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 16. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Company at the address specified in the Credit Agreement for notices to the Company thereunder.
SECTION 17. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Guarantor, no party hereto shall be required to comply with such provision with respect to such Guarantor for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein, and of such provision with respect to any other Guarantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 18. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument; provided that this Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement shall be effective with respect to any Guarantor when a counterpart which bears the signature of such Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic transmission) shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 19. Each Subsidiary that becomes a Subsidiary Borrower after the date of the Credit Agreement shall become a party hereto pursuant to the execution and delivery by such Subsidiary of the applicable Election to Participate. Any Subsidiary Borrower that ceases to be a Subsidiary Borrower by reason of an Election to Terminate shall cease to be a party hereto at the time it ceases to be a Subsidiary Borrower pursuant to such Election to Terminate (or, if later, the date that all Obligations of such Subsidiary Borrower are discharged); provided that unless otherwise agreed by the Administrative Agent, such Subsidiary shall remain a party hereto for purposes of Section 8 hereof if any of its Obligations shall have been discharged by a Guarantor, unless and until it shall have discharged its obligations under Section 8 hereof.

SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any party hereto hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given. The obligations of any party hereto in respect of any sum due to any Lender, the Administrative Agent or any other party hereto hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Administrative Agent or such other party hereto (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the Administrative Agent or such other party hereto (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Administrative Agent or such other party hereto, as the case may be, in the specified currency, such party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Administrative Agent or such other party hereto, as the case may be, against such loss.
[Signature pages follow]

Schedule A

Initial Subsidiary Borrowers

Yum! Restaurants International S.à r.l. (U.S. Branch)
Yum! Restaurant Holdings

Schedule B
Subsidiary Guarantors

1.	Kentucky Fried Chicken International Holdings, Inc. (Delaware)
2.	KFC Corporation (Delaware)
3.	KFC Holding Co. (Delaware)
4.	KFC U.S. Properties, Inc. (Delaware)
5.	Pizza Hut, Inc. (California)
6.	Pizza Hut International, LLC (Delaware)
7.	Pizza Hut of America, Inc. (Delaware)
8.	Taco Bell Corp. (California)
9.	Taco Bell of America, LLC (Delaware)
10.	YUM Restaurant Services Group, Inc. (Delaware)

EXHIBIT C
[FORM OF] ELECTION TO PARTICIPATE
[Date]
JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders named in the Credit Agreement dated as of [•], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Yum! Brands, Inc. (the “Company”), the Subsidiaries of Yum! Brands, Inc. party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement described above and (b) the Guarantee Agreement referred to therein. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meanings provided therein.
The undersigned, [name of new Subsidiary Borrower], a [jurisdiction of organization] [organizational form] (the “New Subsidiary Borrower”), and the Company hereby elect that the New Subsidiary Borrower shall be a Subsidiary Borrower for purposes of the Credit Agreement and the Guarantee Agreement, effective from the date hereof until an Election to Terminate shall have been delivered by the Company in respect of the New Subsidiary Borrower in accordance with the Credit Agreement. The Company represents and warrants that the representations and warranties set forth in Article III of the Credit Agreement are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) (including those representations and warranties applicable to the New Subsidiary Borrower) as of the date hereof as though such representations and warranties had been made on and as of the date hereof except to the extent that any such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct (or, in the case of any such representation or warranty not qualified as to materiality, true and correct in all material respects) at and as of such earlier date. The New Subsidiary Borrower agrees to perform all the obligations of a Subsidiary Borrower under, and to be bound in all respects by the terms of, the Credit Agreement and the Guarantee Agreement as if the New Subsidiary Borrower were a signatory party thereto. The Company acknowledges, on behalf of itself and the other Guarantors, that the guarantee of each of the Guarantors contained in the Guarantee Agreement will apply to the obligations of the New Subsidiary Borrower under the Credit Agreement. The New Subsidiary Borrower acknowledges receipt of copies of the Credit Agreement and the Guarantee Agreement.
[Signature pages follow]

The New Subsidiary Borrower acknowledges that all notices to it under the Credit Agreement or the Guarantee Agreement are to be given to it in care of the Company as provided in the Credit Agreement. This instrument shall be construed in accordance with and governed by the laws of the State of New York.
Very truly yours,
[NAME OF SUBSIDIARY BORROWER],
by _______________________________
Name:
Title:

YUM! BRANDS, INC.
by _______________________________
Name:
Title:

Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
by ____________________________
Name:
Title:

EXHIBIT D
[FORM OF] ELECTION TO TERMINATE
[Date]
JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders named in the Credit Agreement dated as of [•], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Yum! Brands, Inc. (the “Company”), the Subsidiaries of Yum! Brands, Inc. party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement described above and (b) the Guarantee Agreement referred to therein. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.
The undersigned, the Company, elects to terminate the status of [name of Subsidiary Borrower], a [jurisdiction of organization] [organizational form] (the “Designated Subsidiary”), as a Subsidiary Borrower for purposes of the Credit Agreement and the Guarantee Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal of and interest on all Loans of the Designated Subsidiary have been paid in full on or prior to the date hereof and all amounts payable by the Designated Subsidiary in respect of LC Disbursements and all fees and other amounts accrued and owing by such Designated Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. The Company agrees that any Letters of Credit issued for the account of the Designated Subsidiary shall be for the account of the Company as of the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the Designated Subsidiary under the Credit Agreement.

[Signature page follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.
Very truly yours,
YUM! BRANDS, INC.,
by __________________________
Name:
Title:
Acknowledged and agreed:
[NAME OF SUBSIDIARY BORROWER],
by ____________________________
    Name:
    Title:

Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
by _______________________________
Name:
Title:

EXHIBIT E
[FORM OF] BORROWING REQUEST
JPMorgan Chase Bank, N.A.,
as administrative agent under the Credit Agreement referred to below,
c/o Loan and Agency Services Group
1111 Fannin, 10th Floor
Houston, TX 77002
Attention: Lisa McCants (Telecopy No. (713) 750-2119)

JPMorgan Chase Bank, N.A.,
as administrative agent under the Credit Agreement referred to below,
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention: Malwina Siedlinska (Telecopy No. (212) 270-1058)

[DATE]
Re: Borrowing Request
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of [•], 2012 (as amended, supplemented or otherwise modified time to time, the “Credit Agreement”), among Yum! Brands, Inc. (the “Company”), the Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders. Each capitalized term used but not defined herein shall have the meaning assigned to it in the Credit Agreement.
[NAME OF BORROWER] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:
(a) such Borrowing shall be a [Tranche A Revolving Borrowing][Tranche B Revolving Borrowing];
(b) such Borrowing shall be denominated in [CURRENCY] and shall be in an aggregate principal amount equal to [•]1;
(c) the date of such borrowing shall be [•]2;
__________________________
1The aggregate principal amount of any Borrowing must be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.
2 The date of any Borrowing must be a Business Day and (a) in the case of LIBOR Borrowing denominated in U.S. Dollars, three Business Days after the date of this Borrowing

(d) such Borrowing shall be [an ABR Borrowing][a LIBOR Borrowing][a EURIBOR Borrowing];
(e) [if such Borrowing is a LIBOR Borrowing or EURIBOR Borrowing,] the initial Interest Period for such Borrowing shall have a [one][two][three][six]3 months’ duration; [and]
(f) the location and number of the applicable Borrower’s account to which funds are to be disbursed4[;][.] and
(g) [ISSUING BANK]5.
[Each of the][The] Company [and the [SUBSIDIARY BORROWER]] hereby represents and warrants that on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.

[Signature page follows]

__________________________
Request if this request is submitted by 11:00 a.m., Local Time, and the next Business Day thereafter if this request is submitted after 11:00 a.m., Local Time, (b) in the case of a LIBOR Borrowing denominated in Sterling or a Designated Committed Alternative Currency or a EURIBOR Borrowing, three Business Days after the date of this Borrowing Request if this request is submitted by 11:00 a.m., Local Time and the next Business Day thereafter if this request is submitted after 11:00 a.m., Local Time and (c) in the case of an ABR Borrowing (other than a Swingline Loan), the date of this Borrowing Request if this request is submitted by 10:00 a.m., Local Time, and the next Business Day thereafter if this request is submitted after 10:00 a.m., Local Time.

3 With the consent of each Lender participating in such Borrowing, the Interest Period may be nine or twelve months.

4 Such account is to comply with the requirements of Section 2.08.

5 Applicable in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e).

Very truly yours,

Yum! Brands, Inc.,
by
Name:
Title:

[SUBSIDIARY BORROWER],
by
Name:
Title:

EXHIBIT F
[FORM OF] COMPETITIVE BID REQUEST
JPMorgan Chase Bank, N.A.,
as administrative agent under the Credit Agreement referred to below,
c/o Loan and Agency Services Group
1111 Fannin, 10th Floor
Houston, TX 77002
Attention: Lisa McCants (Telecopy No. (713) 750-2119)

JPMorgan Chase Bank, N.A.,
as administrative agent under the Credit Agreement referred to below,
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention: Malwina Siedlinska (Telecopy No. (212) 270-1058)
[DATE]
Re: Competitive Bid Request
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of [•], 2012 (as amended, supplemented or otherwise modified time to time, the “Credit Agreement”), among Yum! Brands, Inc. (the “Company”), the Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders. Each capitalized term used but not defined herein shall have the meaning assigned to it in the Credit Agreement.
[NAME OF BORROWER] hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests Competitive Bids under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:
(a) such Borrowing shall be a [Tranche A Competitive Borrowing][Tranche B Competitive Borrowing];
(b) such Borrowing shall be denominated in [CURRENCY] and shall be in an aggregate principal amount equal to $US[•]1;
(c) the date of such Borrowing shall be [•]2;
_____________________________
1 The aggregate principal amount of any Borrowing must be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

2 The date of any Borrowing must be a Business Day and (a) in the case of a LIBOR Competitive Borrowing denominated in U.S. Dollars, three Business Days after the date of this

(d) such Borrowing shall be [a Fixed Rate Borrowing][a LIBOR Competitive Borrowing][a EURIBOR Competitive Borrowing];
(e) Interest Period3;
(f) [if such Borrowing is a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration, whether the Interest Payment Date shall be other than the last day of the applicable Interest Period that occurs at intervals of 90 day's after the first day of such Interest Period,]and
(g) the location and number of the applicable Borrower’s account to which funds are to be disbursed4;
Upon acceptance of any or all of the Loans offered by any Lender in response to this request [each of the][The] Company [and the [SUBSIDIARY BORROWER]] shall be deemed to have represented and warranted that the conditions to lending specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.
[Signature page follows]
_____________________________
Borrowing Request if this request is submitted by 9:30 a.m., Local Time, and the next Business Day thereafter if this request is submitted after 9:30 a.m., Local Time, (b) in the case of a EURIBOR Competitive Borrowing, five Business Days after the date of this Borrowing Request if this request is submitted by 9:30 a.m., Local Time, and the next Business Day thereafter if this request is submitted after 9:30 a.m., Local Time, (c) in the case of a Fixed Rate Borrowing denominated in U.S. Dollars, the date of this Borrowing Request if this request is submitted by 9:30 a.m., Local Time, (d) in the case of a Competitive Borrowing to be made in an Alternative Currency (other than Euros), six Business Days after the date of this Borrowing Request if this request is submitted by 9:30 a.m., Local Time, and the next Business Day thereafter if this request is submitted after 9:30 a.m., Local Time.

3 If such Borrowing is a LIBOR Competitive Borrowing or EURIBOR Competitive Borrowing, the Interest Period for such Borrowing shall have a one, two, three or six months' duration (or with the consent of each Lender participating in such Borrowing, nine or twelve months). If such Borrowing is a Fixed Rate Borrowing the interest period shall not be less than one day or ore than 360 days.

4 Such account is to comply with the requirements of Section 2.08.

Very truly yours,

Yum! Brands, Inc.,
by
Name:
Title:

[SUBSIDIARY BORROWER],
by
Name:
Title: